Exhibit 10.3

A LEASE mad. th^ I ^{\,. day of Between: (1) HSBC INSTITUTIONAL TRUST SERVICES (SinGAPORE) LIMITED (as trustee of unPLETREE LOGISTICS TRUST) (UNIQUE ENTITY No. 194900022R) a company incorporated in the Republic of Singapore and having its registered office at 10 Marina Boulevard #48-01 Marina Bay Financial Centre Tower 2 Singapore 018983 (hereinafter called "the Landlord" which expression shall include its successors and assigns) of the one part; and JLA ". @ (2) TRACX LOCIS PTE. LTD. (f. k. a. Q, ^RESS PTE. LTD. ) (UNIQUE ENTITY No. 20/104738Z), a companyincorporated in the Republic of Singapore and having its registered office at 5A Toh Guan Road East #06-03 CWT Jurong East Logistics Centre Singapore 608830 (hereinafter called "the Tenant', of the other part. Two thousand and Now THIS LEASE WITNESSETH as follows: Two"\^ , fiVA- (2021^') Definition I. 1.1 INTERPRETATION In this Lease and in any rules and regulations made hereunder or annexed hereto unless the contrary intention appears: (a) ^, t as "5A Toh Guan Road East" within which the Premises are situated and the expression "the Building" includes any part thereof. (b) :." means the building erected on the Property known "the Common Area" means those parts areas premises and facilities of and in the Property which are not demised or intended to be demised by the Landlord to the Tenant or to any other lessee and which are now or hereafter provided by the Landlord for the common use by lessees of premises in the Property and their respective customers employees invitees and licensees in common with the Landlord and all other persons having the like right to use the same (including but without limiting the generality of the foregoing all roads walls comarks walkways pavements passages entrances courtyards vestibules halls toilets stairways elevators and gardens and such other areas amenities grounds and conveniences from time to time provided prescribed or made available by the Landlord for the common or general use or benefit of the lessees customers employees invitees and licensees as aforesaid and all other persons having the like right). Leases of the Premises known as 5A Toh Guan East Road #01-02 and #06-03 Singapore 608830 Landlord ^::W>' Tenant EXHIBIT 10.3

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(c) "Rental Deposit" means the sum stated in Item **5a** of the Second Schedule and includes any increases thereto.

(d) "Fitting-Out Manual" means the booklet as revised, amended or supplemented from time to time, supplied by the Landlord, containing guidelines applicable to the Tenant's Fitting-Out Works.

(e) "Fitting-Out Period" means such period of time as specified in Item **8** of the Second Schedule;

(f) "Fitting Out Works" means all renovation and fitting out works to be carried out at or to the Premises as the Tenant may require in connection with the use and enjoyment of the Premises for the permitted use of the Premises as set out in the Lease, including but not limited to all the fitting out works to be carried out by the Tenant as specified in the Fitting Out Manual.

(g) "Further Term" means the period specified in Item **7** of the Second Schedule and commencing from the expiration of the Term.

(h) "Head Lease" shall mean Instrument of Lease dated 11 May 2007 and registered at the Singapore Land Authority as IA/348753J (as varied by Instrument of First Variation of Lease ID/446567J dated 27 March 2013) between JTC Corporation and Trident Districentre Pte. Ltd. relating to the lease of the Property and the JTC lease for the term of 30 years commencing from 1 March 1991 (the "Initial Terme") with a further term of 21 years commencing on the date immediately following the expiry of the Initial Term i.e.1 March 2021 and includes any document which amends, modifies or supplements the Head Lease.

(i) "Landlord's Consultants" means the Landlord's Architects, Structural Engineers, Mechanical and Electrical Engineers, Acoustic Consultants, Landscape Consultant, and/or any other persons and/or firms engaged by the Landlord in respect of the Building or any one or more of them.

(j) "Letter of Offer" means the letter of offer specified in Item **1** of the Second Schedule issued by the Landlord to the Tenant and setting out the principal terms of this Lease.;

(k) "PDPA" means the Personal Data Protection Act 2012.

(l) "person" shall be deemed to include a corporation.

(m) "Personal Data" means data, whether true or not, about an individual who can be identified:

i. from that data; or

Leases of the Premises known as 5A Toh Guan Road East
#01-02 and #06-03 Singapore 608830

Landlord	Tenant

ii. from that data and other information to which the Landlord has or is likely to have access. ithe Premises" shall mean and include the reinises hereb leased 3 (n) as more particularly described in the First Schedule hereto and includes any part thereof save and except the external walls thereof which shall remain vested in the Landlord. "1119_^" means the whole of Lot 6563M of Mukim 5 together with the building(s) erected thereon and known as 5A Toh Guan Road East Singapore 608830. "Rent" means the monthly rent specified in Item 3 of the Second Schedule. (0) (P) (q) 11 (r) Schedule and includes any increases thereto. 'Tenri" means the period specified stated in Item 6 of the Second Schedule. (s) ,. " means the sum specified in Item 4 of the Second "the Tenant" shall include, if the Tenant is an individual, his personal representatives and pennitted assigns, or if the Tenant is a company, its successors-in-title and pennitted assigns and where the context so permits, the expression "the Tenant" shall include the Tenant's Occupiers "Tenant's Occu iers" means the Tenant's employees, servants, (t) agents, independent contractors, licensees, sub-tenants (if consented to by the Landlord), invitees, customers and any person claiming rights to use, enjoy, visit or be at the Premises expressly or by implication with the Tenant's consent or authority "Un^^" means the sum stated in Item 5b of the Second Schedule and includes any increases thereto. "Utilities Provider" means such utilities Tovider s as used b the (u) Headings (v) Tenant to undertake the supply of water, gas, electricity and/or other utilities to the Building. (w) Words importing the singular number shall be deemed to include the plural or singular number respectively and words importing the masculine gender only shall include the feminine or neuter and vice versa and words importing persons shall include corporations. Headings of clauses and marginal notes have been inserted for ease of reference only and shall not be deemed to form any part of the context nor to be taken into account in the construction or interpretation of any provision herein. References to "Clauses" and "Schedules" are to be construed as references to clauses of and schedules to this Lease. Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 1.2 Landlord !<\^,,' Tenant

Statutes Joint and Several Obligations 1.3 References in this Lease to any statutes or statutory instruments shall include and refer to any statutes or statutory instrument amending, consolidating or replacing them respectively from time to time and for the time being in force. Where two or more persons are included in the expression "the Tenant" all covenants, agreements, tenns, conditions and restrictions shall be binding on them jointly and each of them severally and shall also be binding on their personal representatives and permitted assigns respectively jointly and severally. In any case where the Tenant is placed under a restriction by reason of the covenants and conditions contained in this Lease, the restriction shall be deemed to include the obligation on the Tenant not to permit or allow the infringement of the restriction by any of the Tenant's Occupiers The Landlord and the Tenant agree that the amendments stipulated in the Fourth Schedule shall form an integral part of this Lease and shall be read together with all other parts of this Lease. If, however, there is an inconsistency between the terms of this Lease or the amendments stipulated in the Fourth Schedule, the said amendments stipulated in the Fourth Schedule shall prevail. Tenant's Occupiers 1.4 4 Amendments 1.5 1.6 Demise 2. 2.1 DEMISE The Landlord hereby lets and the Tenant hereby takes the Premises Together With all the fixtures and fittings therein installed and now belonging to the Landlord and Together Also With the right for the Tenant and others duly authorised by the Tenant in common with the Landlord and all others so authorised by the Landlord and all others so entitled thereto at all times during the Term for all purposes connected with the use of the Premises but not for any other purposes: (a) of ingress to and egress from the Premises in over and along the usual entrances, the staircases, landings, passage-ways leading to and from the Premises; (b) to use the lifts provided in the Building during the opening hours of the Building as specified from time to time by the Landlord; (c) to use such lavatory and toilet facilities within the Building as shall be designated from time to time by the Landlord; and (d) to enjoy the benefit of the air-conditioning system (where installed) in the Building during the opening hours of the Building as specified from time to time by the Landlord, EXCEPTING AND RESERVING unto the Landlord and all others entitled thereto the free and uninterrupted use of all pipes, electric and other wires, Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord \!w Tenant

Payment conduits, drains and air-conditioning dusting or flues in through under or above the Premises for the Tenri yielding and paying monthly in advance the Rent and Service Charge without any reduction. Save for the payment of the Rent and Service Charge for the first month of the Lease, all subsequent payments shall be made on or before the first day of each succeeding calendar month commencing from the month immediately following the month in which the Tenri commences. The Tenant shall pay the Rent and Service Charge for the first month of the Lease prior to taking possession of the Premises or within fourteen (14) days from the date of the letter from the Landlord (or its solicitors) forwarding the engrossed Lease for the Tenant's execution, whichever is earlier. 2.2 5 Deposit 3. 3.1 DEPOSIT The Tenant shall immediately upon the signing of this Lease or upon the Tenant taking possession of the Premises, whichever is the earlier, deposit with the Landlord the sums set outinltem 5 of the Second Schedule in cash. The Deposit shall be held by the Landlord as security for the due performance and observance by the Tenant of all and singular the several stipulations covenants and conditions on the part of the Tenant herein contained and if the Tenant shall fail to perfonn and observe the said stipulations covenants and conditions, the Landlord shall be entitled (but not obliged) to apply the Deposit or any part thereof towards payment of moneys outstanding or making good any breach by the Tenant or to deduct from the Deposit the loss or expense to the Landlord occasioned by such breach but without prejudice to any other right or remedy which the Landlord may be entitled to. If any part of the Deposit shall be applied or deducted as aforesaid, the Tenant shall within seven (7) days of demand by the Landlord deposit with the Landlord a cash amount equivalent to the sum so applied and/or deducted from the Deposit. Provided Always that if the Tenant shall duly perform and observe the said stipulations covenants and conditions up to and including the date of expiry or sooner determination of the Tenri, the Landlord shall within thirty (30) days (or an extended period if satisfaction of reinstatement works require otherwise) after the Premises have been yielded up to the Landlord in accordance with the provisions of this Lease repay the Deposit to the Tenant without interest and subject to any proper deductions made in PUTSuant to this Lease. No part of the Deposit shall, without the written consent of the Landlord, be set-off by the Tenant against any Rent, Service Charge or other sums owing to the Landlord. Increase in Deposit 3.2 Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 The Deposit shall throughout the Term be maintained at the level stated in Item 5 of the Second Schedule. If the Rent or Service Charge has been increased in accordance with the provisions of this Lease then the Deposit shall be increased proportionately. Landlord ^. I^ ' Tenant

Forfeiture of Deposit 3.3 Notwithstanding Clause 3.1, the whole of the Deposit may in the Landlord's sole discretion be forfeited to the Landlord if the Tenant: (a) 6 goes into liquidation or if a person, is made a bankrupt, or have any order made or resolution passed for its winding-up or shall otherwise become insolvent or make an assignment or arrangement for the benefit of its creditors; or breaches or does not perfonn or comply with any one or more of the terms and conditions of this Lease (as the case may be). (b) Fitting-out Period For the avoidance of doubt, it is hereby agreed and declared that the Deposit does not constitute a penalty or liquidated damages and that any forfeiture of the Deposit by the Landlord shall be without prejudice to any other rights or remedies that the Landlord may be entitled to. 4. Purpose 4.1 FfTTNG-OUT PERIOD Rent and Service Charge during Fitting- Out Period The Landlord shall grant the Tenant a licence to the Premises for the duration of the Fitting-out Period for the sole purpose of carrying out the Tenant's Fitting-out Works during such times as shall be notified to the Tenant by the Landlord from time to time. 4.2 During the Fitting-out Period, the Tenant shall not without the prior written consent of the Landlord (which consent may be granted on such ternis and conditions as the Landlord deems fit in its absolute discretion) use the Premises for any purpose other than for the Tenant's Fitting-out Works. 4.3 NO Rent or Service Charge shall be payable during the Fitting-out Period provided that the Tenant complies with all the ternis and conditions of this Lease. For the avoidance of doubt, in the event that the Tenant obtains the Landlord's consent PUTSuaiit to Clause 4.2 to comumence business on the Premises during the Fitting-out Period, the Tenant would not have to pay Rent or Service Charge during the Fitting-out Period and this Clause 4.3 shall be applicable. In the event that the Tenri is prematurely tenninated by the Tenant for any reason whatsoever or the Lease is determined by the Landlord ill consequence of the TellinTt's breach of any of the tenns or conditions applicable to this Lease, then in addition and without prejudice to the other rights or remedies of the Landlord, the Tenant shall compensate and pay to the Landlord, on demand, an amount equivalent to the Rent and Service Charge that would have been payable for the entire Fitting-out Period if the Fitting-out Period had constituted part of the Term. No lease Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 4.4 Nom, ithstanding the foregoing, the Tenant's occupation of the Premises during the Fitting-out Period does not operate as a lease and shall be by way of license only. During the Fitting-out Period, the Tenant does not have and is not entitled to any estate, rig}It or interest in the Premises either as completed or in the course of renovation or in any materials other than Landlord \jV^4 ' Tenant 1.1

Terms and Conditions No delay in commencement of Term 4.5 those materials deposited by the Tenant on the Premises in connection with the Tenant's Fitting-out Works and not yet utilised in the renovation. 4.6 The Tenant shall comply fully with all provisions and stipulations set out in the Third Schedule. 7 No delay in carrying out or completing all or any of the Tenant's Fitting- Out Works whether caused by any governmental and'or statutory authorities or by the Tenant's consultants or contractors or others'ise howsoever shall be a ground for delaying the commencement of the Tenri and'or relieving the Tenant in any from the perfonnance and observance of the stipulations, covenants and conditions contained in this Lease and to be observed and perfonned by the Tenant. Rent and Service Charge 5. TENANT'S COVENANTS 5.1 The Tenant hereby covenants with the Landlord as follows: Increase in Service Charge To pay the Rent and Service Charge to the Landlord monthly in advance at the times and in the manner specified in Clause 2.2 without any set-off counterclaim or deduction whatsoever save that the Tenant shall be granted a Rent and Service Charge free period as specified in Item 12 of the Second Schedule. Provided if the Lease should be tenninated before the end of the Term, the Landlord shall recover from the Tenant rent and service charge for such Rent-Free periods; and further if the Tenant should be in breach of any of the terms of this Lease during the Term, the Tenant shall not be entitled to such Rent-Free periods. 5.2 To pay any increase in Service Charge which may be levied or imposed by the Landlord from time to time. In the event that the Tenant requires any service (e.g. lighting, toilet, lift service, etc. ) provided by the Landlord in the Building to be extended beyond the usual operating hours of the Building (as datennined by the Landlord), the Tenant shall apply to the Landlord for such extension and shall pay all costs and expenses relating to the extension of the services. Any extension of the services shall be subject to the consent of the Landlord, such consent not to be unreasonably withheld. Property Tax 5.3 To pay on demand any increase in the properly tax (whether retrospective or otherwise) over and above the amount of property tax for the Premises payable by the Landlord on the commencement of the Term whether such increase is due to withdrawal of tax rebates, reliefs or exemptions, an increase in the annual value of the Premises, an increase in the rate of property tax payable and'or any new imposition (including surcharge on property tax) which may hereafter be levied on the Premises. The Landlord may in its sole discretion lodge any objections with the Property Tax Depafunent or any other relevant authority against the revision of the annual value and/or increase in property tax, or without imposing any obligation on the Landlord so to do, assist the Tenant at the Tenant's sole costs and expense in their lodgement of any such objections. In the event Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord ^\/IC' Tenant

Utilities charges of the Premises not being separately assessed but the Building being assessed as a whole then, for the purpose of ascertaining the additional or other amount payable by the Tenant under this sub-clause any increase in property tax shall be apportioned by the Landlord and the Tenant shall pay on demand such proportion thereof as detennined by the Landlord. The proportion of the increase of property tax to be borne by the Tenant shall be calculated in the same proportion as the area the Premises bears to the totalletiable area of the Building. (a) The Tenant shall bear all charges and taxes in respect of all utilities, telecommunication facilities and other services supplied to and consumed at the Premises (even during the Fitting Out Period and any rent free periods granted under this Lease where applicable) including transportation and transmission charges for the supply and hire charges for any equipment or appliances supplied to the Tenant in respect of such supply. Where such charges or taxes are not invoiced or metered separately to the Premises, the Tenant shall pay to the Landlord a proportionate part of the cost of the services, facilities or utilities so supplied and attributable to the Premises as calculated and apportioned to the Premises by the Landlord. The Landlord's written statement and notification of such apportioned costs to the Tenant shall be conclusive as to the amount thereof except for manifest error. Such apportioned charges shall be payable within fourteen (14) days of demand from the Landlord. 8 5.4 (b) The Tenant shall use only utilities and telecommunication facilities from such suppliers as are designated by the Landlord ("Designated Suppliers") and shall arrange at its own costs with the relevant Authorities or Designated Suppliers for the connection of all such utilities supply and/or telecommunication facilities required by the Tenant and for the installation of any meters or equipment in connection with such supply or facilities in accordance with the Landlord's requirements and the Rules and Regulations set from time to time by the Landlord regarding such connections and installations. (c) If at anytime during the Tenri, the Landlord sees fit to change the Designated Suppliers, the Tenant shall at the Landlord's request, take the necessary steps to cease supply from the Teltant s current supplier and arrange for connection and supply to the Premises with the new Designated Supphers at the Tenant's costs Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 (d) In particular, where the Landlord at its discretion deems it beneficial for the Building and its occupants to purchase any utilities in bulk from any Designated Suppliers for supply to the entire Building or the entire Properly, including the Premises (either by having the Landlord purchase such utilities in bulk for the entire Building or by requiring all tenants in the Building to purchase such utilities from the same Designated Suppliers), the Tenant shall not be entitled to object to the Landlord's choice of Landlord ^:.\Iw Tenant Z..,--~

Designated Suppliers for such utilities nor to object to the Landlord's request to change Designated Suppliers for the utilities and shall: 9 (i) upon the Landlord's notification, accept the Landlord's choice of Designated Supplier for such utilities and, if required by the Landlord, join the Landlord in its application to the relevant authorities and/or to the Designated Supplier for such purchase; enter into an utilities supply agreement with the Landlord or such other party or parties as the Landlord may daterrnine on terms prescribed by the Landlord; and (ii) (in) at the Landlord's request, take the necessary steps to cease supply from the Tenant's current retail utilities supplier at the Tenant's costs (e) The Tenant hereby authorises the Landlord to sign, where the Landlord deems necessaryi, in the Tenant's name and on the Tenant's behalf all necessary documents, applications or fonns and make all necessary arrangements for purposes of any connection of bulk supply of utilities to the Premises or in respect of any necessary termination of the Tenant's previous utilities account with another supplier. Costs of all connections or terniination of supply and any necessary installation of new or separate meters required by the Landlord, the Designated Suppliers or the Authorities as a result of the Landlord's request for change in Designated Suppliers hereunder shall be borne by the Tenant. (f) The Tenant hereby agrees that where the Landlord purchases any utilities in bulk for supply to the Building including the Premises, then : (i) the Tenant acknowledges agrees and confirms that the Designated Suppliers are the suppliers of the utilities and the Landlord shall not be responsible and/or liable for any and allOSses damages and/or liability suffered or incurred by the Tenant including any economic loss and/or loss of revenue and/or profits and/or business or custom howsoever occurring caused by or as a result of any defect inconsistency failure delay or interruption or any reduction surge or variation of the supply and transmission wherever or whenever occurring; Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 (ii) where any agreement for bulk purchase of utilities made between the Landlord and the Designated Suppliers for supply to the entire Building (including the Premises) is terminated for reasons beyond the reasonable control of the Landlord and not due to the default of the Landlord, the Landlord ^:.^ Tenant ,Z.,-

10 Landlord shall not be required to compensate the Tenant for any loss or damage including any economic loss and'or loss of revenue and/or profits and/or business or custom howsoever occurring to the Tenant as a result of such terniination of supply to the Premises; (iii) The Tenant shall pay to the Landlord such quantum of deposit as security for payment of utilities charges as may be datennined by the Landlord; and Telecom charges (iv) The Landlord shall be entitled to terminate utilities supply to the Premises if the Tenant shall fail to pay any part of the charges and taxes in respect of the supply thereof payable by the Tenant under Clause 5.4(a) hereof for more than thirty (30) days after due date of such payments or fails to pay Rent or any other monies due hereunder for more than seven (7) days after the due date of such payments. 5.5 Circuit breaker To pay all charges in respect of any telephone, telex, teleprinters, facsimile, internet, satellite, broadcasting and/or other services connected to the Premises and all other charges or impositions (including but not limited to connection charges and installation fees) imposed by any statutory authority or service provider (such service provider to be an approved service provider) for the services separately supplied to the Premises. Telephones, etc. 5.6 To install and maintain in good working condition at the Tenant's expense a circuit breaker to the Tenant's electricity supply and if the Tenant shall fail for whatever reason to install or maintain the same, then the Landlord may do so and the costs of installation and/or maintenance shall be a debt due from the Tenant to the Landlord and be recoverable forthwith as such. 5.7 Landlord's right of access To install at its own cost and expense all telephones, teleprinters, facsimile machines and computer modems and to run the wires thereof in such a manner that shall have been previously approved by the Landlord and to ensure that all installation works shall be camed out by the appropriate authority, or in the absence of such workmen, by a contractor approved by the Landlord Provided Always That the Tenant shall not install or cause to be installed any pay-telephone except with the prior written approval of the Landlord. 5.8 To pennit the Landlord and its duly authorised agents with or without workmen and others at all reasonable times to enter upon the Premises and to view the condition thereof and'or to do such works and things as may be required for any rectifications repairs alterations or improvements to the Premises or any part or parts of the Building and forthwith to rectify repair amend and make good in a proper and workmanlike mariner any defects for which the Tenant is liable and of which written notice shall be given to the Tenant or left on the Premises and to pay the Landlord's costs of survey or otherwise in respect of the preparation of such notice and if the Tenant shall not within seven (7) days after the service of such notice proceed diligently Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord ^\11(. Tenant I"--

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with the execution of such repairs or works then the Landlord may enter upon the Premises and execute such rectifications repairs or works and the cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith as such.

Emergency	5.9	To permit the Landlord free and immediate access into the Premises at all times in all cases of emergency.
Interior	5.10	To keep the interior of the Premises including the flooring and interior plaster or other surface material or rendering on the walls and ceilings and the Landlord's fixtures therein including doors, windows, wires, installations and fittings in good and tenantable repair and condition and to give immediate notice to the Landlord of any damage that may occur to the Premises and of any accident to or defects in the water pipes, air-conditioning ducts, telephone conduits, electrical wiring or fixtures or other facilities whatsoever provided by the Landlord.
Fixtures and fittings	5.11	To keep (where applicable) all taps, washbasins, water closets, sinks, cisterns, pipes, wires, conduits, fittings, equipment, facility and apparatus within or serving the Premises clean and in good order and repair and to make good all damage occasioned to the Premises or to any other part of the Building through improper use or by the negligence of the Tenant or of any person for the time being in or using the Premises.
Drains	5.12	To clean, clear and remove any debris from any drains (where applicable) in the Premises or in the Building and in the event that the Tenant fails to do so after being notified by the Landlord, the Landlord may (but without being under any obligation so to do) remove any debris, clear and/or clean the drains and the Tenant shall on demand reimburse to the Landlord all costs, expenses and disbursements incurred thereby.
Pests and animals	5.13	To take all reasonable precautions to keep the Premises free of rodents, vermin, termites, insects, pest, birds, pets and any other animals and if so required by the Landlord at the cost of the Tenant to employ from time to time or periodically pest exterminators approved by the Landlord.
Permitted Use	5.14	Not to use the Premises or any part thereof other than as specified in Item 9 of the Second Schedule. The Tenant shall be responsible for obtaining, prior to the commencement of this Lease, and keeping in force during the Tenant's occupation of the Premises all governmental approvals licences and permits necessary for the conduct of the business at the Premises and for ensuring the terms and conditions of such approvals licences and permits are strictly adhered to and shall indemnify the Landlord against any consequences or proceedings arising from the Tenant's default in complying with the provisions of this Clause.
Prohibited activities	5.15	Not to:

(a) reside in or permit any person to reside in any part of the Premises or use the same or permit the same to be used as a dwelling house;

Leases of the Premises known as 5A Toh Guan Road East
#01-02 and #06-03 Singapore 608830

Landlord	Tenant
[signature]	[signature]

(b) conduct or pennit to be conducted on the Premises any auction sale or religious activity and not to erect or display or permit to be erected or displayed any altar or religious artefact in or about the Premises; (c) use any electrlcal, heating, cooking, data, communication or other devices which may interfere with the air-conditioning system, lift, lighting, power, electrical, data or coriumunication system in the Premises or in any part of the Building; (d) install any vending machine on the Premises without the prior written consent of the Landlord; (e) cook or permit anyone to cook any food in the Premises or in the Building; (1) permit without the prior written consent of the Landlord the vendors of food or drink or the servants or agents of such vendors to bring on to the Premises or any part thereof or on to the Building or any part thereof food or drink for consumption by the occupiers of the Premises save and except in the case of the contractor given the riglit by the Landlord to provide a food and drink service for the occupiers of the Building; use the Premises for industries with liquid waste requiring pretreatment before discharge or industries requiring the use of naked light or involving hotwork; (h) utilise the Premises before obtaining clearance on the use of the Premises from the Pollution Control Department, Ministry of Environment; (i) use the Premises for any other Industties except dry, clean and non- pollutive industrles; occupy the Premises before submitting details of the manufacturing processes and trade emuent discharge to the Pollution Control Department, Ministry of Environment for consideration; and (k) use the Premises for electroplating industties. Not to bring or allow to be broug}It onto the Premises or any parts of the Building used in common with the Landlord and its other tenants or occupiers of other parts of the Building and subject to Clause 5.27, any machine or machinery save for typewriters, infonnation processing systems, copy machines, computers and such other equipment as are required for the purposes of the Tenant's business and approved by the Landlord and/or their architects and structural engineers. 12 (g) Machinery O) 5.16 Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord i^.^ Tenant

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No obstruction	5.17	Not to:

(a) place, leave or cause to be placed or left any refuse, cartons, papers, furniture, parcels, bottles or other goods or things of any type; or to permit or cause to be permitted the placing or parking of bicycles, motor cycles or scooters, trolleys, fork-lift trucks and other wheeled vehicles, which may obstruct or are likely to obstruct the operations area of the Building and/or the entrance hall, lobby, staircases or landings leading to the Premises and other Common Areas in the Building; or

(b) cause any obstruction in or on the approaches private roads or passage ways adjacent to or leading to the Building as well as fire escape routes by leaving or parking or permitting to be left or parked any motor vehicle or other carriages belonging to or used by the Tenant or by any of the Tenant's Occupiers.

Provided Always that the Landlord shall have the full right and liberty and absolute discretion to remove and clear any such obstruction and all costs and expenses incurred thereby shall be recoverable from the Tenant as a debt payable on demand. Further Provided that the Landlord shall not be liable to the Tenant or any third party for any loss damage or inconvenience caused by such removal and the Tenant hereby indemnifies the Landlord in this respect.

Hazardous goods, etc. — 5.18 Not to store or bring upon the Premises or any part thereof arms, ammunition or unlawful goods, gun-powder, salt-petre, chemicals, petrol, kerosene, gas or any goods or things which in the opinion of the Landlord are of an obnoxious, dangerous or hazardous nature or any explosive or combustible substance and not to place or leave in the entrance, stairways, passages, corridors, lobbies or other parts of the Common Area any boxes or rubbish or otherwise encumber the same PROVIDED ALWAYS that if combustible or inflammable materials are stored in the Premises or any part thereof with the consent in writing of the Landlord any increase in the premium for fire or other insurance as may have been taken out by the Landlord shall be borne by the Tenant.

Litter — 5.19 Not to throw, place or allow to fall or cause or permit to be thrown or placed in the Common Area, passages, lift shafts, toilets or other conveniences in the Building any sweepings, rubbish, rags, waste paper or other similar substances or anything of an inflammable nature, and on demand to pay to the Landlord the costs of removing such things and/or the costs of repairing any damage to common areas, passages, lift shafts, toilets or other conveniences in the Building arising from the breach hereof.

Signage, etc. — 5.20 (a) Not to affix, erect, paint, attach or otherwise exhibit or permit or suffer so to be upon any part of the exterior of the Premises or the windows thereof any name, writing, drawing, sign-board, plate, placard, poster, sign post, flag pole, television, radio or wireless mast or advertisement whatsoever. Provided that subject to the

Leases of the Premises known as 5A Toh Guan Road East
#01-02 and #06-03 Singapore 608830

Landlord	Tenant
[signature]	[signature]

14

approval of the Landlord as to the size, materials to be used and design the Tenant shall be at liberty to affix its name on the entrance door of the Premises and to have its name and location shown on a notice board giving the names of the tenants in the Building which shall be provided by the Landlord in the entrance foyer of the Building and at such other areas as the Landlord may provide and Provided Always that any signage shall be at the Tenant's own cost and expense.

(b) The Landlord shall be entitled to display on the Building or at the Property, the signage or logo of (i) any company or corporation in the Mapletree Group, or (ii) Mapletree Logistics Trust or any other property investment vehicle sponsored by Mapletree or any other company or corporation (as defined in the Companies Act, 1967) in the Mapletree Group and in whose property portfolio the Property shall be comprised, and the Landlord shall be entitled to enter upon the Property from time to time to replace or change any such signage or logo on the Building or at the Property.

Nuisance 5.21 Not to do or permit to be done any act or thing which may become a nuisance to or give cause for reasonable complaint from the occupants of neighbouring premises or of other parts of the Building and not to cause, make, permit or allow excessive noise, foul smell or odour in or to emanate from the Premises.

Illegal or immoral use 5.22 Not to do or suffer to be done anything in or upon the Premises or any part thereof of an illegal or immoral nature and not to use the Premises or any part thereof for any unlawful purpose.

Compliance with statutes and regulations 5.23 At all times to comply with all such requirements as may be imposed on the occupier and/or user of the Premises by any statute now or hereafter in force and any orders rules requirements regulations and notices thereunder.

Foreign workers 5.24 Without prejudice to the generality of Clauses 5.22 and 5.23, not to use, permit or suffer the Premises to be kept or used as a place or premises in which any person is employed in contravention of Section 57(1)(e) of the Immigration Act 1959, Section 5 of the Employment of Foreign Manpower Act 1990 or any other laws, statutory modification or re-enactment thereof for the time being in force and to indemnify the Landlord against all costs, claims, liabilities, fines or expenses whatsoever which may fall upon the Landlord by reason of any non-compliance thereof.

Use of Building Name 5.25 Not to use any name or description in connection with the Tenant's business similar to or bearing any resemblance to the name of the Building or designation by which the Building is known.

Use of passenger lifts 5.26 Not to place or take into the passenger lifts any baggage parcels, sacks, bags or other goods save such light articles as brief cases attache cases or handbags and not to permit any persons who are carrying out renovation, redecoration, alteration or such other works to the Premises to use the passenger lifts.

Leases of the Premises known as 5A Toh Guan Road East
#01-02 and #06-03 Singapore 608830

Landlord	Tenant

(a) Not to load or permit or suffer to be loaded on any part of the floors of the Building or the Premises a weight greater than the weiglit stated in Item 10 of the Second Schedule without the prior written consent of the Landlord and to pay all the costs and expenses of the Landlord's Consultants in ensuring that the Tenant complies with the requirements of this Clause. (b) To ensure that in no event shall any such machinery cabinets safes equipment or goods be of such nature or size as to cause or in the opinion of the Landlord be likely to cause structural or other damage to the floor or walls or any other parts of the Premises or the Common Area including the service lift and to ensure that all such machinery cabinets safes equipment or goods brought upon the Premises are placed or located so as to distribute their weight in compliance with this covenant and shall when required by the Landlord distribute any load on any part of the floor of the Premises in accordance with the direction and requirements of the Landlord and in the interpretation and application of the provisions of this Clause the decision of the Structural Engineer or Architect of the Landlord shall be final and binding on the Tenant. (c) To obtain from time to time and'or whenever necessary at its own cost and expense the following: (i) the requisite certificate from the Landlord's Consultants certifying that the floor loading in the Premises is within the approved load bearing limits of the Premises and shall forthwith produce and deliver to the Landlord the said certificate for the Landlord's inspection; and (ii) all necessary planning pennission and other pennission necessary under the provisions of any statute rule order regulation or bye-law in respect of floor loading. To obtain the prior written consent of the Landlord and to pay all costs and expenses incurred by the Landlord in any structural review relating to the relocation of all such machinery cabinets safes equipment or goods. In the event that any relocation whatsoever (whether with or without the Landlord's consent) shall cause injury or damage to person or property the Tenant shall hold the Landlord indemitified against all claims in respect thereof and shall repay to the Landlord any sums paid by the Landlord in connection with claims arising from such injury or damage and shall pay for all costs incurred in repairing any damage caused to the Building or its appurtenances. Not to pennit trade vehicles while being used for delivery and pick up of merchandise to or from the Premises to be driven parked or stopped at any place or time within the Property except within the loading dock of the Leases of the Premises known as 5A Toh Guan Road East Floor loading 5.27 15 Structural review Relocation 5.28 5.29 Delivery vehicles #01-02 and #06-03 Singapore 608830 5.30 Landlord I Tenant

Insurance Building and except at such other place or places and at such time or times as the Landlord may specifically allow and the Tenant shall prohibit its employees service suppliers and others over whom it may have control from parking delivery vehicles during loading or unloading in any place other than the said loading dock or such other places which the Landlord may from time to time allot for such purposes and from obstructing in any manner howsoever the entrances exits and driveways in and to the common parking areas and also the pedestrlan footways in or to the Common Area. 16 5.31 The Tenant shall at all times during the Tenri and during any period of holding over to: (a) effect and keep current a public liability insurance policy (which shall be taken out with an insurance company approved by the Landlord and shall be in the joint names of the Landlord and the Tenant) for a inittimum sum of Singapore dollars one million (S$1,000,000) or such sum as may be specified by the Landlord from time to time in respect of any one occurrence without limit on the number of claims; and (b) keep current an adequate insurance policy (which shall be taken out with an insurance company approved by the Landlord) on the internal partitions and all goods belonging to or held in trust by the Tenant in the Premises against loss or damage by fire flood water or by discharge from sprinkler system, and to promptly pay all premiums costs and disbursements in connection therewith and to produce to the Landlord on demand the policies referred to above as well as the receipts evidencing payment of the premiums in respect thereof. Provided Always that nothing herein shall render the Landlord liable for the correciness or adequacy of any such policies or for ensuring that they comply with all relevant legislation pertaining to such Not to void insurance for Building 5.32 Insurance. Sub-letting, assignment, etc. Not to do or permit or suffer anything to be done whereby the policy or policies of insurance on the Building against loss or damage by fire for the time being subsisting may become void or voidable or whereby the rate of premium thereon may be increased and to repay to the Landlord all sums paid by way of increased premium or increased contribution for premium and all expenses incurred by the Landlord or cointibutions therefor in or about the renewal of such policy or policies rendered necessary by a breach or non-observance of this stipulation. 5.33 Leases of the Premises known as 5A Toh Ouan Road East #01-02 and #06-03 Singapore 608830 Not to assign sub-let license or in any way dispose of or part with possession of the Premises or any part thereof either by way of sub-letting sharing or other means whereby any company or person or persons not a party to this Lease obtains the use or possession of the Premises or any part thereof irrespective of whether or not any rental or other consideration is given for such use or possession and in the event of such action by the Tenant this Lease shall at the option of the Landlord forthwith be datennined and the Tenant shall forthwith surrender the Premises to the Landlord ^:,\,\ Tenant I, ~-

Additions and alterations Landlord with vacant For the hereof any purpose possession. amalgamation and'or reconstruction and/or any change in the majority or controlling shareholders and/or directors of the Tenant (if a company) shall be deemed an assignment of this Lease. If the Landlord, in its absolute discretion, gives consent to any of the matters stated in this Clause 5.33, the Landlord may impose such tenns and conditions as it may think fit. The provisions of Section 17 of the Conveyancing and Law of Property Act, 1886 shall not apply to this Lease. 17 5.34 Not to make any alterations in or additions to the Premises and'or any of the Landlord's furniture fixtures and fittings in or belonging to the Premises without the previous consent in writing of the Landlord and if the Landlord shall consent to such alterations or additions the Tenant shall: (a) observe and comply with the requirements of the Landlord and obtain at its own expense all necessary planning permission and other pennission necessary under the provisions of any statute, rule, order, regulation or bye-law applicable thereto and shall carry out such alterations or additions in accordance with the conditions thereof; and Yielding up (b) produce to the Landlord a copy of the Certificate of Supervision issued by the Landlord's Architect or other authorised person making the submissions to the relevant authority for the PIairrting and other permission, 5.35 and upon completion of any such alterations or additions, to produce to the Landlord the "as-built" drawings duly endorsed by the relevant authority. At the expiry or sooner determination of the Tenri to peaceably and quietly yield up the Premises with alllocks and keys complete (whether held by the Tenant or any of the Tenant's employees or agents irrespective of whether the same have been supplied by the Landlord) to the Landlord together with the fixtures and fittings therein in good and tenantable repair state and condition in accordance with the stipulations hereinbefore contained and in accordance also with the covenants and conditions contained or imposed in or by virtue of any licence granted by the Landlord herein and prior to the tennination of the Tenri to do the following: (a) Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 forthwith replace with items of similar character and equal value, all of the Landlord's fixtures and fittings which shall be missing, broken, damaged or destroyed; (b) in the event that any alterations or Fitting-out Works have been carried out to the Premises or to any other part of the Building by the Tenant, its contractors, servants or agents, then (if and so required by the Landlord) to restore the Premises to its original bare condition in accordance with the reinstatement schedule (annexed herein as The Fifth Schedule) to the satisfaction of the Landlord and in any event to remove any lettering, moulding, sign, writing or painting of the name or business of the Tenant and other persons Landlord ^;. vw Tenant from the Premises and all internal partitions, fixtures and installations of the Tenant as are specified by the Landlord and any other Tenant's equipment placed within or on the Building, to redecorate the Premises to the satisfaction of the Landlord with two coats of good quality oil or emulsion paint, and to restore all air- conditioning installations or other electrical installations to their original state to the satisfaction of the Landlord (all such works being hereinafter referred to as "the restoration works,. The restoration works shall be carried out by a contractor approved by of the Landlord's the Landlord and under the supervision Consultant(s) and the Tenant shall pay for all costs, charges, fees, disbursements and expenses of the Landlord's Consultant(s) Provided Always that the Tenant shall obtain all necessary governmental and/or statutory consents and approvals in respect of the restoration works before commencing the same and shall comply with all statutes and with the tenns, conditions and requirements of all such consents and approvals in the execution of any restoration works; and 18 (c) make good all damage (including, but not limited to, the dock levelers) or defacement done to the Premises or the Building by the restoration works or by the removal of the Tenant's fun}iture, fixtures, fittings and effects, AND if the Tenant fails to comply with and perform its obligations under this sub-clause, the Landlord may (but shall not be obliged to) do all things necessary to effect such compliance and/or perlonnaiice to the Landlord's satisfaction. The Tenant shall pay all costs incurred by the Landlord in connection therewith and an administrative charge to the Landlord at 10% of costs incurred as well as the Rent and Service Charge (or double the Rent and Service Charge for holding over) and other amounts which the Landlord would have been entitled to receive from the Tenant if the period within which such compliance and/or perfonnance is effected by the Landlord as aforesaid had been added to the Term. Such costs, the Rent, Service Charge and other amounts shall be a debt due from the Tenant to the Landlord and recoverable forthwith as such. Forthe avoidance of doubt, any reinstatement works to be carried out after expiry or sooner datennination of the Term shall be at the sole discretion and under the direction of the Landlord. indemnity 5.36 The Tenant shall indemnity and keep indemitified the Landlord in full from and/or against: Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 (a) all claims demands actions suits proceedings orders damages costs losses and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with loss of life personal injury and/or damage to property arising from or out of any occurrences in upon or at the Premises or the use of the Premises or any part thereof caused by the Tenant or by any of the Tenant's Occupiers; and Landlord Tenant ,

19

(b) all loss and damage to the Premises and the Building or any part thereof and to all property therein caused directly or indirectly by the Tenant or the Tenant's Occupiers and in particular but without limiting the generality of the foregoing caused directly or indirectly by the use or misuse waste or abuse of water gas or electricity or faulty fittings or fixtures of the Tenant.

Rules and regulations

5.37 To observe and perform and to cause all the Tenant's Occupiers to observe and perform all the rules and regulations made by the Landlord from time to time for the management safety care or cleanliness of the Building and the Property or for the preservation of good order therein or for the convenience of tenants and notified in writing by the Landlord to the Tenant from time to time Provided Always that the Landlord shall not be liable to the Tenant in any way for violation of the rules and regulations by any persons including other tenants of the Building or the employees, independent contractors, agents, visitors, invitees or licensees thereof. Where there is a conflict between the provisions of this Lease and such rules and regulations, the provisions of this Lease will prevail.

Re-letting

5.38 To permit the Landlord and/or its agents during the six (6) calendar months prior to the expiry of the Term to exhibit outside the Premises or on the doors thereof a notice stating that the Premises are to be vacant and to be let and the Tenant shall upon prior appointment permit the Landlord and any prospective tenants of the Landlord free ingress to and egress from the Premises to view the Premises for the purpose of letting the same.

Legal costs and expenses

5.39 The Tenant shall pay or indemnify the Landlord (on a full indemnity basis) against:

(a) all legal costs, fees and disbursements incurred by the Landlord and/or the Landlord's administrative fees in connection with the preparation and completion of this Lease (in duplicate) and any other document relating to the lease herein;

(b) the stamp duty including penalty fees, adjudication fees and additional stamp duty (if any) in respect of this Lease and any other document relating to the lease herein; and

(c) all legal costs and fees on a full indemnity basis and such other expenses incurred by the Landlord in consulting solicitors and/or in connection with the enforcement of any provision of this Lease.

Disposal of waste by Tenant

5.40 To dispose of all swill debris and waste materials of whatever nature (including, but not limited to, noxious industrial waste, packaging materials and trade waste) in a manner prescribed by the Landlord and in accordance with the requirements of the relevant authorities failing which the Landlord reserves the right (without under any obligation to do so) to dispose of the same as aforesaid and all costs and expenses incurred by the Landlord in this respect (including but not limited to the costs of treating any waste materials before disposal) shall be paid by the Tenant to the Landlord within seven (7) days of the Landlord notifying the Tenant of the amount thereof

Leases of the Premises known as 5A Toh Guan Road East
#01-02 and #06-03 Singapore 608830

Landlord	Tenant

PROVIDED ALWAYS THAT in the event that the Tenant is unable or unwilling to comply with the manner of swill debris and/or waste removal prescribed by the Landlord, the Tenant shall engage the services of a cleaning contractor appointed by the Landlord (as a third party contractor and not an employee or agent) to be responsible for the swilVdebris/waste disposal on the following terms and conditions: (a) The Tenant shall pay for its share of the costs of engaging the said contractor, which share shall be calculated by dividing the area of the Premises by the sum of the area of all units engaging the services of the said contractor. A certificate by the Landlord setting out the Tenant's said share shall be deemed to be final and conclusive and binding on all parties. 20 (b) The Tenant shall give the Landlord one month's prior written notice of its intention to engage the said contractor. (c) Subdivision The said contractor shall carry out its services only in accordance with the Landlord's prescribed guidelines. (d) The Landlord shall not be responsible for any damage loss costs or expenses resulting directly or otherwise from the services of the said contractor and the Tenant shall indemnify and keep the Landlord indemitified against any such claim relating to the same. For the avoidance of doubt, the Service Charge payable by the Tenant shall not include the costs and expenses to be borne by the Tenant for any of the above-mentioned swill, debris and waste disposal. 5.41 Air- conditioning Not, whether before or during the continuance of the Term to register the Lease nor lodge any caveat or notification of the Lease at the Singapore Land Authority or at any other registry in Singapore, nor shall the Tenant be entitled to require the Landlord to subdivide the Building or to do any act or thing which could result in the Landlord being required to subdivide the Building. Undertaking for confidentiality 5.42 To periodically inspect, service, repair, overhaul, replace and maintain to the satisfaction of the Landlord the air-conditioning unit system installed in the Premises and to pay the costs and charges thereof 5.43 To keep confidential and not at any time disclose or pennit to be disclosed to any person(s) whatsoever and whomsoever, all communications, negotiations, discussions and correspondence between the Tenant and the Landlord, any matter or infonnation in relation to this Lease or any agreement for a renewal of this Lease except with the prior written consent of the Landlord or as required by law or to the extent that such information has become public knowledge not due to the Tenant's breach of this undertaking. In the event of any breach of this provision, the Landlord shall be at liberty to terniinate this Lease PUTSuant to Clause 9.2(a). Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord V\/Y Tenant

21

Head Lease	5.44	The Tenant shall comply with the obligations contained or referred to in the Head Lease, under which the Landlord holds the Premises, to be complied with by the Landlord insofar as the obligations relate to the Premises, and the obligations of any additional or supplemental documents made or to be made from time to time between the Landlord and JTC pursuant to the Head Lease. The Tenant shall not cause to do or suffer or permit to be done any act or thing which may as between the Landlord and JTC constitute or cause a breach by the Landlord of any terms covenants, conditions or stipulations on the part of the Landlord to be observed or performed under or in connection with the Head Lease and any additional or supplemental documents made pursuant thereto, but shall do or permit to be done any act or thing to comply with or to prevent a breach of any of such terms, covenants, conditions or stipulations with no liability on the part of JTC and the Landlord for any inconvenience, loss, damage, costs, expenses or compensation whatsoever in the event that JTC, his servants or authorised agents with or without workmen, tools and equipment should enter upon the Building or the Premises to do any act or thing which JTC is entitled to do by virtue of the Head Lease or of any laws, bye-laws, rules or regulations.
Other Charges	5.45	To pay all charges in respect of any service which the Landlord has provided to the Tenant in relation to the Premises at the Tenant's request, as may be imposed by the Landlord. The Landlord may apply and apportion any amount received in whatever order as it deems fit.
Maintenance and Repair of Dock Levelers	5.46	The Tenant shall at its own costs and expenses, carry out all necessary works throughout the Term to maintain the dock levelers in accordance with the reinstatement schedule and floor plan (annexed hereto as The Fifth Schedule) such that the dock levelers are kept in good and tenantable working condition at all time. For avoidance of doubt, Tenant's maintenance of the aforesaid dock levelers shall include parts and components replacement. The Tenant shall provide service reports of such maintenance on request by the Landlord at any time during the Term. Upon expiry or sooner determination of the Term, the Tenant shall hand over the dock levelers in good and tenantable working condition to the Landlord accompanied by the service reports, failing which the Tenant shall indemnify the Landlord in full from all damages, costs and expenses incurred thereto by the Landlord.
Thermal Insulation	5.47	To provide suitable thermal insulation to the floor, ceiling and the walls of the Premises if the Tenant's activities results or may result in: (a) moisture condensation on the floors, ceilings or walls of adjoining premises or common parts of the Buildings; or (b) the generation of heat causes or may cause discomfort to the Landlord, its tenants or the occupiers or users of any adjoining or neighbouring premises.

Leases of the Premises known as 5A Toh Guan Road East
#01-02 and #06-03 Singapore 608830

Landlord	Tenant
[signature]	[signature]

6. HOLDING OVER If, without any express written agreement between the Landlord and the Tenant, the Tenant fails to deliver vacant possession of or continues to occupy the Premises after the expiration or earlier datennination of the Term, the Tenant shall be deemed to be holding over and, without prejudice to any right or remedy of the Landlord, shall pay to the Landlord for every day of such holding over double the amount of Rent or the prevailing market rent for the Premises (whichever is higher) and double the amount of Service Charge and there shall be no renewal of this lease by operation of law or PUTSuant to the provisions of this Lease. The provisions herein shall not be construed as the Landlord's consent for the Tenant to hold over after the expiration or earlier datennination of the Term. All sums under this Clause shall be payable by the Tenant to the Landlord within seven (7) days of demand 22 7. INDEMNIFICATION AGAINST ALL OTHER LOSSES AND DAMAGES Without prejudice to the Landlord's rights under Section 28(4) of the Civil Law Act 1909, and/or any of the Clauses provided herein, the Tenant will reimburse or indemnify the Landlord against all other losses and damages suffered by the Landlord as a result of the Tenant's breach or non- observance of any of the tenns in this Lease and'or the Tenant's holding over of the Premises after the expiration of the Tenri hereby created. Quiet enj oym Grit 8. LANDLORD'S COVENANTS 8.1 Destruction The Landlord hereby agrees with the Tenant as follows: That the Tenant duly paying the monthly Rent and monthly Service Charge hereby reserved and observing and perfonning the several provisions and stipulations on the Tenant's part hereinbefore contained the Tenant shall peaceably hold and enjoy the Premises during the Term without any disturbance by the Landlord or any person lawfully claiming under or in trust for the Landlord. 8.2 (a) Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 In the event of the Premises or any part thereof at anytime during the tenn hereby created being so damaged or destroyed by fire act of God or other cause beyond the control of the Landlord as to render the Premises unfit for use or access thereto impossible then (except where such fire has been caused by the default or negligence of the Tenant or the Tenant's servants or agents) the Rent and Service Charge hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be rendered fit for occupation and use or until access thereto may be obtained as the case may be. Landlord ^V*/, Tenant

(b) Fire insurance If the unfiiness of the Premises or in accessibility thereto as aforesaid shall continue for a period of more than sixty (60) days, either the Landlord or the Tenant shall be at liberty by notice in writing to detennine the Tenri hereby created and upon such notice being given the Tenri hereby granted shall absolutely cease and detennine but without prejudice to any right of action of the Landlord or the Tenant in respect of any antecedent breach of this Lease by the Tenant or the Landlord as the case may be. Notwithstanding anything herein contained the Landlord shall not be bound to rebuild or reinstate the Premises or any part thereof unless the Landlord shall in its discretion think fit. 23 Repair Services 8.3 At all times throughout the Term hereby created to insure the Building (excluding the fixtures and fittings of the Tenant) against loss or damage by fire. 8.4 8.5 To keep the roof and the main drains and pipes in good repair. So far as practicable and subject always to Clause 9.7 to provide and pay for: (a) the lift service during the opening hours of the Building as specified from time to time by the Landlord PROVIDED ALWAYS that the Landlord may in the exercise of its absolute discretion (but without being under any obligation so to do) and at the Tenant's costs and expense extend such service beyond the said opening hours; (b) air-conditioning service in such parts of the Coriumon Area as the Landlord deems fit and such other relevant services provided by the Landlord in the Building during the opening hours of the Building as specified from time to time by the Landlord PROVIDED ALWAYS that the Landlord may in exercise of its absolute discretion tout without being under any obligation so to do) and at the Tenant's costs and expense extend such service beyond the said opening hours; and (c) electricity and water as are necessary for the Iigliting of the passages corridors lavatories and other parts of the Building used by the Tenant in common with others' Subject always to Clause 5.3 hereof to pay all property tax imposed upon or in respect of the Premises. (a) The Landlord will on the written request of the Tenant made not less than six (6) calendar months before the expiration of the Term and if there shall not at the time of such request and also at the time of expiry of this Lease be any existing breach or non-observance of any of the covenants and conditions herein contained and on the part of the Tenant to be observed or perfonned at the expense of the Tenant giant to the Tenant a lease of the Premises for the Properly Tax Option to renew 8.6 8.7 Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord ^. VW' Tenant I---..-

Further Term at a revised rent and upon covenants and conditions to be datennined by the Landlord with the exception of this provision for renewal. Within two (2) weeks of the receipt of the Landlord's notification of the revised rent and such other covenants and conditions ("Renewal Proposal"), the Tenant shall in writing infonn the Landlord whether the Renewal Proposal is acceptable. in the event that the Renewal Proposal is not duly accepted and'or if the Tenant shall fail to sign the Lease for the renewed terni within the period stipulated below then this option shalllapse and the Landlord shall be free of all obligations whatsoever to grant to the TenaiTt a further tenn of lease. 24 (b) Other Services (c) The lease for the Further Tenri must be signed by the Tenant and returned to the Landlord together with any additional deposit stamp fees and any other costs and expenses payable thereunder not later than three (3) months before the expiration of the Tenri. That the Landlord may at the Tenant's request agree (but shall not be obliged) to provide such services in relation to the Premises as the Tenant may require, subject to the payment of such fees as the Landlord may Impose. 8.8 8A. PERSONAL DATA In respect of any Personal Data that the Tenant may provide or that the Landlord may collect in connection with this Lease and to the extent that the Tenant's consent is required under PDPA, the Tenant agrees that the Landlord (together with tlie Landlord's eniployees, agents or independent contractors appointed by the Landlord) may collect, use, disclose and process such Personal Data for the following purposes: (i) to conduct appropriate due diligence checks; (ii) to perform administration of the Lease including the verification of the Tenant's representatives identity, preparation of Lease documentation; and (in) Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 (collectively referred to as 'Purposes"). If the Tenant provides the Landlord or the Landlord's agents, employees, servants, Landlord's Consultants or independent contractors appointed by the Landlord with Personal Data of any individual (including, where applicable, the Tenant's Occupiers), the Tenant represents and warrants to the Landlord that the Tenant has obtained such individual's consent for, and hereby consents on behalf of such individual to, the collection, use, disclosure and processing of hisAler Personal Data by the Landlord or the any other purpose relating to the Lease, Landlord ^:.^^), Tenant

Landlord's employees, agents or independent contractors appointed by the Landlord in accordance with the Purposes and in compliance with PDPA. Interest 25 Any consent given PUTSuant to this Lease in relation to Personal Data shall survive death, incapacity, bankruptcy or insolvency of any such individual and the terniination or expiration of this Lease. 9. GENERAL PROVISIONS 9.1 Provided always that it is hereby agreed and declared as follows: Without prejudice to the Landlord's rights reserved under Clause 9.2 hereinafter appearing the Tenant shall pay late payment interest at the rate of twelve per cent (12%) per annum for all monies which remain unpaid by the Tenant or after as well as before any judgement is obtained calculated on a daily basis computed from the due date for the payment of all monies due under this Lease, whereupon any payment made shall first be utilised towards interest and legal costs incurred. (a) If the Rent or Service Charge or any other monies hereby reserved or any part thereof shall at any time be unpaid for seven (7) days after becoming payable (whether formally demanded or not) or if any stipulation on the Tenant's part hereincontained shall not be performed or observed or if the Tenant makes any assignnent for the benefit of his creditors or enters into an agreement or if being a company makes any arrangement with its creditors for liquidation of its debts by composition or otherwise or if it shall go into liquidation (except for the purpose of amalgamation or reconstruction) or if a receiver shall be appointed then and in any one of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter the Premises or any part thereof in the name of the whole and thereupon this tenancy shall absolutely cease and datennine but without prejudice to the right of action of the Landlord in respect of any antecedent breach of the Tenant s stipulations herein contained. (b) If the Rent or Service Charge or any other monies hereby reserved or any part thereof shall at any time be unpaid after becoming payable (whether formally demanded or not), the Landlord shall have the riglit to distrain in the manner provided by the Distress Act 1934. For the avoidance of doubt, for the purposes of distress herein, the Service Charge and all other monies payable herein by the Tenant (including but not limited to utilities charges, legal costs and expenses and car park charges) shall be treated as part of the rent distrained. Re-entry 9.2 Removal of goods Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 9.3 (a) Notwithstanding anything herein contained if this Lease shall come to an end whether by (i) emuxion of time or (ii) if the Tenant shall abandon the Premises (where the Tenant shall be deemed to have Landlord ^.\Iv^, Tenant abandoned the Premises and terminated this Lease unilaterally if the Tenant without the consent of the Landlord fails to open the Premises for business for a continuous period of seven (7) days), or (iii) upon the Landlord becoming entitled to re-enter the Premises pursuant to any provision of this Lease, any goods and/or fittings (which expression where hereinafter used in this Clause 9.3 shall include personal property of every description) found in the Premises after re-entry shall be deemed to be abandoned by the Tenant and the Landlord upon entering into possession of the Premises may retain, sell or dispose of the same as the Landlord sees fit without claim by the Tenant thereto or to the proceeds thereof and without prejudice to the other rights and remedies of the Landlord. The Landlord shall after payment out of the proceeds connected with the said of sale for the costs and expenses terniination and sale, apply the net proceeds of sale towards payment of all arrears of rent and the interest thereon and all other sums of money due and payable by the Tenant to the Landlord under this Lease and the balance (if any) shall be paid over the Tenant. 26 (b) The Tenant shall indemnify the Landlord against any and all liability incurred by the Landlord to any third party whose property shall have been sold or disposed of by the Landlord in the bona fide belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such PUTSuant to this Clause 9.3. (c) For the avoidance of doubts, it is hereby expressly declared that the provisions of Clauses 9.3(a) and 93th) above are in addition and without prejudice to the Landlord's rights under the Distress Act The Landlord shall have the right at any time and from time to time to make, add to, amend, cancel or suspend such rules and regulations in respect of the Building as in the judgment of the Landlord may from time to time be required for the management, safety, care and'or cleanliness of the Building and the Property and'or for the preservation of good order therein and'or the convenience of tenants and all such rules and regulations shall bind the Tenant upon and from the date on which notice thereof is given by the Landlord to the Tenant. Where there is a conflict between the provisions of this Lease and the provisions of such rules and regulations the provisions of this Lease shall prevail. Nothing herein contained shall confer on the Tenant any right to enforce any covenant or ageement relating to other portions of the Building and'or the Property demised by the Landlord or limit or affect the right of the Landlord in respect of any such other premises to deal with the same. The Landlord reserves the right to impose and/or vary such tenns and conditions in respect thereof in any mariner as the Landlord may think fit. Amendment of rules and regulations 9.4 No enforcement of other covenants 9.5 Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord ^(v Tenant

No liability 9.6 No claims Notwithstanding anything herein contained the Landlord shall be under no liability either to the Tenant or the Tenant's Occupiers or to others who may be permitted to enter or use the Premises, the Building or any part thereof for accidents happening or injuries sustained or for loss of or damage to property goods or chatlels in the Building or in any part thereof whether arising from the negligence or otherwise of the Landlord or that of any servant or agent of the Landlord. Notwithstanding anything herein contained the Landlord shall not be liable to the Tenant, its agents, servants, invitees or licensees nor shall the Tenant have any claim against the Landlord in respect of (a) any interruption in any of the services hereinbefore mentioned by reason of necessary repair or maintenance of any installations of apparatus or damage thereto or destruction thereof by fire, water, riot, act of God or other cause beyond the Landlord's control or by reason of me chadcal or other defect or breakdown or other inclement conditions or shortage of manpower, fuel, materials, electricity or water or by reason of labour disputes; (b) any act, omission, default, misconduct or negligence of any porter, attendant or other servant or employee, independent contractor or agent of the Landlord in or about the perfonnance or purported performance of any duty relating to the provision of the said services or any of them; (c) any damage, injury or loss arising out of explosion, falling plaster, escape of water or leakage of or defect in the piping, winng and/or sprinkler system in the Building and/or the structure of the Building and/or any defect in the Building and/or any of the same arising in respect of the Property; (d) any damage, injury or loss due to any accident or circumstances whatsoever occurring or any works whatsoever (and however extensive) being carried out at the Premises, the Building, the Property or any part thereof or arising out of any defect or flaw whatsoever in or non-perfonnance of any of the equipment, products, systems and processes utilised by the Landlord (including withoutlimitation all hardware, software and networks); (e) any damage, injury or loss caused by other tenants, occupants or any independent contractor or any persons whatsoever or from any occurrence or works at any other premises or within the Premises, the Building, the Property or any part thereof; (1) any nuisance, interference, obstruction, distilrbance or other inconvenience or any loss of business caused by any works camed out, whether by the Landlord or otherwise, on or in respect of the Premises, the Building, the Property or any part thereof; 27 9.7 Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord x;.^,^, Tenant

Vicarious liability (g) any loss of life, personal injury and/or damage to property arising from or out of anything else done in connection with the Premises; and 28 (h) any loss or damage to the Premises or the Building or any property herein caused directly or indirectly by the main contractor or by any other contractor or any attendant, servant or employee of the Landlord in or about the perfomiance or purported perfonnance of any duty relating to the Premises. No architect, engineer or other consultant or contractor of any kind (including without limitation any contractors providing cleaning and waste removal services) approved, nominated or appointed by the Landlord or the Tenant for any purpose related to this Lease or the Premises shall in any way be deemed to be the agent or employee of the Landlord, and the Landlord shall not in any way be liable nor responsible for any act, omission, default, misconduct or negligence of such architect, engineer, consultant or contractor. 9.8 Alterations to the Building or the Property 9.9 The Landlord shall be at liberty at any time and from time to time and in any manner whatsoever to improve, extend, amend, alter, renovate and/or refurbish the Building, the Common Area, the Premises and'or the Property and without limiting the generality of the foregoing, to increase the total lettable area of the Building and/or the Property in any manner whatsoever notwithstanding that by so doing, the access of light or air to the Premises or any liberties, easement, right or advantage belonging to the Tenant may thereby be diminished or interfered with or prejudicially affected (but not so as to interfere unreasonably with the Tenant's use and enjoyment of the Premises) and for the purposes of this sub-clause or any purposes whatsoever, the Landlord and its duly authorised agents with or without workmen may at all reasonable times enter upon the Premises, the Common Area and'or any part of the Building to do such works, acts and things as the Landlord may deem necessary without any compensation to Tenant. The Landlord shall be at liberty to deal with the facade of the Building as it may deem fit notwithstanding that by so doing, the access of light or air to the Premises or any liberties, easement, riglit or advantage belonging to the Tenant may thereby be diminished or interfered with or prejudicially affected. Building fagade Change of 9.10 name 9.11 CSC by here CSC not obiained/by Build^^gl The Landlord shall at any time during the Tenri be entitled to change the name of the Building, the number or designation by which the Building is known and the name the Property and in respect thereof the Landlord shall not be liable in damages to the Tenant nor be made a party to any other proceedings or be liable for costs or expenses of whatsoever nature incurred by the Tenant as a result of any such change. Without prejudice to the generality of Clause 9.9 above, if at any time after the delivery of the Premises to the Tenant but before the issue of the Certificate of Statutory Completion (or its equivalent) in respect of the Building, any governmental, statutory or other competent authority having Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 9.12 Landlord ^\vv^ Tenant

29

jurisdiction over or in respect of the Premises or the user thereof requests, requires, notifies or orders any alterations, additions, conversions, improvements or other works to be made/carried out to the Premises, the Tenant shall at all times permit the Landlord and its workmen and agents to enter upon the Premises for the purpose of making or carrying out any such alterations, additions, conversions, improvements or other works. The Tenant shall, if so requested by the Landlord, remove such of the Tenant's installations, machinery, furniture, fixtures or articles as the Landlord may specify in order to facilitate or enable the Landlord and its workmen and agents to carry out the necessary works without any compensation to the Tenant.

Tenant not to jeopardise CSC *(where CSC not obtained for Building)*

9.13 In the event that the issue of the Certificate of Statutory Completion for the Building is rejected or otherwise withheld or delayed as a result of any modification, alteration or addition or any installation carried out or caused to be carried out by the Tenant without the prior written consent of the Landlord or as a result of any act, default or omission on the part of the Tenant, the Landlord may by notice in writing require the Tenant to rectify the same within a period of fourteen (14) days. If the Tenant fails to rectify the same within the said period of fourteen (14) days, the Landlord, its workmen and/or agents shall be entitled to enter upon the Premises and carry out such works as may be necessary to comply with the requirements of the competent authorities. The cost of such works and any losses or damages suffered by the Landlord consequent upon the rejection, withholding or delay (as the case may be) of the Certificate of Statutory Completion as aforesaid shall be a debt due by the Tenant and recoverable forthwith.

Car parks

9.14 The Tenant shall be allowed the use of a limited number of car park lots in the Property as specified in Item **11** of the Second Schedule. The Tenant's use of such car park lots shall be subject to the rules and regulations laid down by the Landlord from time to time as well as payment of such car park charges as the Landlord may prescribe from time to time. The Landlord shall at all times be under no obligation to provide to or allow the Tenant the use of any car park lots near the Building or at any other location within the Property.

Termination

9.15 (a) Notwithstanding anything herein to the contrary contained and subject to Clause 9.15(b), the Landlord may by giving not less than six (6) months' notice in writing to the Tenant terminate the term of lease herein. Upon the expiry of such notice, the Term shall absolutely cease and determine and the Tenant shall (if still in occupation) vacate the Premises without compensation from or any claim whatsoever against the Landlord but without prejudice to any right of action of the Landlord in respect of any antecedent breach of this Lease by the Tenant.

(b) Notwithstanding the other provisions of this Lease, if any notice, order or gazette notification of intended acquisition or of acquisition is issued, made or served by the Government or any competent authority acquiring or intending to acquire the Building

Leases of the Premises known as 5A Toh Guan Road East
#01-02 and #06-03 Singapore 608830

Landlord	Tenant
[signature]	[signature]

Landlord's Riglit to Assigyi or any part thereof, the Landlord shall be entitled to determine the tenn of lease herein by giving to the Tenant one (1) month's notice in writing to that effect, or such shorter notice as may be required to comply with acquisition or intended acquisition date imposed by the Government or competent authority, and upon the expiry of such notice, the Tenri shall absolutely cease and datennine and the Tenant shall (if still in occupation) vacate the Premises without compensation from or any claim whatsoever against the Landlord but without prejudice to any right of action of the Landlord in respect of any antecedent breach of this Lease by the Tenant. 30 9.16 (a) The Landlord shall be entitled to assign all its right and title under this Lease. (b) The Tenant hereby expressly acknowledges and undertakes to the Landlord that where the Landlord assigyis its riglits and interest in under or arising out of this Lease (including the transfer of the Deposit), the Tenant shall be deemed to have consented to such assignment and shall accept any assignee of the Landlord as its new landlord and shall release the Landlord from all its obligations under the provisions of this Lease and in particular the obligation of the Landlord to refund the Deposit and any other sums pursuant to the ternis of this Lease. Where required by the Landlord, the Tenant shall enter into and execute any agreement or assignment entered into or to be entered into by the Landlord and its assignee, such agreement or assignment to be prepared by the Landlord. Taxes 9.17 (a) The rent and other sums payable by the Tenant under this Lease thereinafter collectively called "the Agreed Sum") shall, as between the Landlord and the Tenant, be exclusive of any applicable goods and services tax, imposition, duty and levy whatsoever (hereinafter correctively called "Taxes") which may from time to time be imposed or charged before, on or after the commencement of this Lease (including any subsequent revisions thereto) by any govermnent, quasi-government, statutory or tax authority (hereinafter called "the Anthotities") on or calculated by reference to the amount of the Agreed Sum (or any part thereof) and the Tenant shall pay all such Taxes reimburse the Landlord for the payment of such Taxes, as the case may be, in such manner and within such period as to comply or enable the Landlord to comply with any applicable orders or directives of the Authorities and the relevant laws and regulations. Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 (b) The rights of the Landlord under this Clause shall be in addition and without prejudice to any other riglits or powers of the Landlord under any applicable order or directive of the Authorities or any relevant law or regulation, to recover from the Tenant the amount of such Taxes which may be or is to be paid or borne by the Landlord. Landlord ,(,^v^^ Tenant

Title (c) The Tenant shall indemnify and hold hamiless the Landlord from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties suffered or incurred by the Landlord arising from any claim, demand, proceeding or action that may be made or instituted by the Authorities in respect of such Taxes and resulting from any failure or delay on the part of the Tenant in the payment and discharge of any such Taxes. The Landlord shall not be required to deduce its title to the Premises nor to reply to any requisitions on title. The Tenant shall accept the Premises "as is where is" on the date on which the Premises are made available to it. The Landlord does not expressly or impliedly warrant that the Premises are now or will remain suitable or adequate for all or any of the purposes of the Tenant and warranties (if any) as to the suitability or adequacy of the Premises implied by law are hereby expressly negated. Any and all payments made or sent to the Landlord may be applied and/or appropriated by the Landlord in any order or manner as the Landlord shall in its absolute discretion deem fit notwithstanding any specific appropriation instructions or conditions imposed by the Tenant or any other person making payment on behalf of the Tenant. The Landlord shall not be bound by any appropriation instructions or conditions imposed by the Tenant by virtue of the Landlord's acceptance of any payment tendered by or on behalf of the Tenant. If any one or more of the provisions contained in this Lease shall be deemed No warranty 31 9.18 9.19 Payments 9.20 Severability Waiver 9.21 invalid, unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. (a) No waiver whether express implied or due to an oversight by the Landlord of one breach default or non-observance or 9.22 non-perfonnance of provisions in this Lease contained or implied shall operate as a waiver of any continuing or subsequent breach of the same or of any other covenant obligation or provision in this Lease contained or implied nor shall it operate in any mariner so as to defeat or affect in any way the rights of the Landlord in respect of any such continuing or subsequent breach default or non-observance or non-performance. Any time or other indulgence granted by the Landlord's rights under this Lease shall be without prejudice to and shall not be taken as a waiver of any of the Landlord's rights under this Lease nor shall it prejudice or in any way limit or affect any statutory rights powers and remedies from time to time vested in or exercisable by the Landlord. Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 (b) Landlord \jV\/ ' Tenant

Consents and Approvals (c) Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way operate as a waiver or release of any of the provisions hereof, nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in future, unless expressly so extended. In any case where the Landlord's consent or approval is required, such consent or approval shall be obtained before the act or event to which it applies is carried out or occurs and shall be effective only when the consent or approval is given in writing. Such consent or approval may be withheld or given at the Landlord's absolute discretion or given subject to such terms and conditions as the Landlord deems fit. 9.23 32 Notices 9.24 Any notice under this Lease shall be in writing. Any notice to be given hereunder shall be served on the Landlord by delivering the same personally or by sending it through prepaid registered post or courier addressed to the Landlord at its registered office aforesaid or at such other address as the Landlord shall from time to time notify the Tenant in wining and any notice to be served on the Tenant shall be sufficiently served if served personally or if fonvarded by prepaid registered post or courier to the registered office of the Tenant or at the Premises and any such notice sent shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent. Governing law Entire agreement 9.25 The validity, construction, interpretation and enforcement of this Lease and any document or agreement contemplated herein and all rights, remedies, powers, obligations and liabilities hereunder shall be governed by the laws of the Republic of Singapore and the parties hereto agree to submit to the non-exclusive jurisdiction of the courts of Singapore. This Lease and the Letter of Offer as revised supplemented and/or amended from time to time, set forth the entire and only agreement and understanding between the parties hereto and no purported variation or amendment shall be effective unless made in writing with the prior written consent of the duly authorised representatives of the parties hereto. The parties hereto declare that no further or other covenants agreements provisions or terms whether in respect of the Premises or the Building or Property or the other tenants thereof or otherwise shall be deemed to be implied herein or to arise betweenthe parties hereto by way of collateral or other agi'Gement by reason of any promise representation warranty or undertaking given or made by either party hereto and the existence of any such implication or collateral to the other on or prior to the execution hereof or other agreement is hereby negated. All provisions of the Letter of Offer shall continue to bind the parties hereto as thougli they are expressly incorporated into this Lease so long as they are still relevant to be observed and perfonned and are not repeated or inconsistent with this Lease. If there shall be any inconsistency between the provisions of this Lease and the provisions of the Letter of Offer then the provisions of this Lease shall prevail. 9.26 Lease to Prevail 9.27 Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord Tenant

Contracts (Rights of Third Parties) Act Landlord as Trustee 9.28 A person who is not a party to this Lease and the Letter of Offer shall have no rights under the Contract (Rights of Third Parties) Act 2001 to enforce any of their terms. 9.29 33 Notwithstanding any contrary provision in this Lease, the parties hereto agree and acknowledge that the Landlord is entering into this Lease in its capacity as trustee of Mapletree Logistics Trust and not in its personal capacity. As such, any claim against the Landlord in respect of any liability of or indemnity given or to be given by the Landlord shall be limited to (a) the asset, in question of Mapletree Logistics Trust over which this Lease is granted and which the Landlord in its capacity as trustee has recourse, and (b) limited to the amount of Deposit tendered by the Tenant. ITC Approval 9.30 (a) The Landlord shall obtain approval from JTC Corporation to sub- lease the Premises to the Tenant and such costs and expenses incurred thereof shall be paid by the Tenant on an indemnity basis. In addition to the foregoing, the Tenant shall pay to the Landlord the monthly ITC subletting fee, which shall be subject to revision from time to time. (b) In the event that approval is not granted by JTC Corporation: (i) the Landlord shall write to the Tenant to rescind this Lease and give notice to the Tenant to vacate the Premises; (ii) the Deposit, if paid, shall be refunded without interest to the Tenant less any amounts due to the Landlord within thirty (30) days after the Premises has been yielded up in accordance with the provisions of this Lease; (iii) the Tenant shall vacate and yield up the Premises in accordance with Clause 5.35; (iv) neither party shall have any claim against the other for any loss, damages and compensation arising from the rescission provided always that this shall be without prejudice to any right of action of the Landlord in respect of any antecedent breach of this Lease by the Tenant resulting in any loss or damage to the Landlord whether arising before or after the date of rescission; and (v) the Tenant's interest and rights in respect of the Premises shall cease and datennine upon the rescission of the Lease. Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord ^\A1 Tenant

Audited Financial Statements 9.31 As long as this Lease is subsisting, the Tenant shall furnish to the Landlord, within thirty (30) days after the date of issue of its audited of its financial financial statements for each financial year, a copy statements which has been certified as a true copy by a Director of the Tenant. 34 Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord ^/Y Tenant

Alithat/those unit(s) containing an aggregate estimated area of 4,804.49 square metres 151,715.00 square feet (area is subject to re-survey) in the building known as 5A Toh Guan Road East which said unit(s) is/are known as #01-02,5A Toh Guan Road East Singapore 608830 is/are more particularly delineated and edged in red on the plan(s) minexed hereto referred to as Premises A. All that/those unit(s) containing an aggregate estimated area of 150.13 square metres 11,616.00 square feet (area is subject to re-survey) in the building known as 5A Toh Guan Road East which said unit(s) is/are known as #06-03 (Part A), 5A Toh Gumi Road East Singapore 608830 is/are more particularly delineated and edged in red on the plan(s) annexed hereto referred to as Premises B. All that/those unit(s) containing an aggregate estimated area of 451.87 square metres 14,863.87 square feet (area is subject to re-survey) in the building known as 5A Toh Guan Road East which said unit(s) is/are known as #06-03 (F'art B), 5A Toh Gurui Road East Singapore 608830 is/are more particularly delineated and edged in red on the plan(s) am exed Ilereto referred to as Premises C. Premises A, Premises B and Premises C are correctively referred to as "Premises" 35 THE FinsT SCHEDULE Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord XIv,, Tenant ,

,..... ... . ... .. ... .... .. . .... .. --....... . .. .. ^. T ,.,.,. ...,.* j^ _ __ .~~~~ ;,,,,,... , I .,-"~ . : .---. - - --. mm.", ~"'-' ,'~~ '1 ~~+'~+"~f'~^""^'il'*"''^~''f~~~+~~' ,," '7"'T' I ' : ' ----I, -+--!-,--;---;_-_;_!^;_---4---4----4---- ,!^'~^. , .,~. , +-^-^.+- .. ^,^ I. - I ,.. Ir- -u ~I .. ____________\:,,, ILL I j I - L j j j j I ,, I .*^.;:. --^4. ;,,--j--. ----j- --I---j~~~t~~~~t'~~t~~t'~t'~' " ! ~' ' -\. -- *-I- -11- - ; --t-**,**,*---f-,--; . :' __^fit=-,;.,,_. .j_. it_ _ __j___j___+!^;, j-^--+--*---^+--- ' . -- '; ,~-, I-'fa'l " ! i ! i I i ! I ! '-, "I . ,.,., 1,.1., 'I " ! i ! i I i ! I ! '-, ,_=._____""L , . _ __I___,___+---.+-- --+ - -*.. ~~+~~~ ""~~ by ;,} .*!,., ' .:. - .~: - -' i -* ! -i I I I I I .--- "! ie' ' ' "'~"'~~";;4""" ""~ " ~ '~ "" ,. . I I .......,, " ' *t *-,...- un ' . F .,- - ... ~ ..- - . ,!. ., .. ... ...,' ^. -., r - - --" - ' ;^! "" ...... . ... ./ -..*,,, FF! " - " !' , : 1ST STOREY PLAN ",~.... ' ,: ,., '\ SCALE 1400 ,.,,,,,., " : ' . \\' LOTU55631. IW, 5 " "., I.E. " ,.,. \ - - - -- -- - - - - -- - - - - -- - - - - - - - - - - -, r;^ - - - - - - - - - - --- - - - - - I, r 36 =~ : r. ri ~ .; ' 1.1L,,.,,, 'L .^ ^^ ,<>. ;, r ":r' ' I. . I .,.. ,,:;' ' ^r ,F. \:1.1 ^" ^I 11 Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord ^;:\Iw Tenant

.I"., ,=' , , ~ ~." ,,,.._ 1111/11."it'1111 ~ .. ,, ;>. .,.-. 37 11 , , ,,, ~'~;;::-~ ~~, I ~I~~~j~~,, ,, .:. if .' re+In DA*I**Rv j, -Fir , j ~~~~~~--'+--- ^I-- it inn-i-"~i~~~~ ~~~ ~~~ 43;-- ! !_ ! ! ! ~~~'~~~'+~~~ ~~', _ I ~~ '~L ! i 1'1 i !,,,,. Ian,. ! 1.1;: ___.____j, _- -71 . j~;3;f*;^1''"-H--_ _.: ..,,.,,-.--=..+...+..- " ' ""',- ';, ;;-- . ;.:' ' " "' !+F1 --...I "'"' I + ^ , . AP^RO'jEDAIKILLARVITFICE : ".. J LAR PARK - g .^,,,'I'll ' L_ - -!-. -- !- . -. 4-. - . 111 =i. I~ ^ . .t, *., , I , .., r ., ., . -.-.- :. * 14 ' I .---------- ---- ^A5VEb~MRF~~ ~~~~~;. OPEN ^O SK+I ; FF^i;::::, I:.~~ ~'~'-; -,.,. ",....- " . -.,--- ^t. - - / . -. --- ^. ... "i . i , ---H------ ,*. '~~.~L,....j \ ...... , . I, ,* -.-- ., , , \ j <^; ..., .,.. " ".., , ^ . *;. ,.~-~~ I' 111 *., q \\. ^r , ,., -, ., L I 1.1 ",, -. ^I Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 *.\ 6TH STOREY PLAN SCALE I 400 LOT 06563M MK 05 I I Landlord ^;>^~ Tenant

SINO Item I. Letter of Offer 2. THE SECOND SCHEDULE 38 Tenant 3. Rent Particulars Letter of Offer dated 9 July 2024 and Side Letters dated 20ctober 2024 and 90ctober 2024. TRACX LOCIS PTE. LTD. (f. k. a. QXPRESS PTE. LTD. ) Premises A and Premises B 1'' Year - S$85,318.56 per month calculated at the rate of S$17.22 per square metre of the Premises per month in respect of the tenancy commenting from 15 September 2024 and expirlng 14 September 2025. 2"' Year - SS87,994.05 per month calculated at the rate of SS17.76 per square metre of the Premises per month in respect of the tenancy commencing from 15 September 2025 and expiting 14 September 2026. 3" Year - SS90,669.55 per month calculated at the rate of SS18.30 per square metre of the Premises per month in respect of the tenancy commencing from 15 September 2026 and expirlng 14 September 2027. Premises C 1st Year - SS7,781.20 per month calculated at the rate of SS17.22 per square metre of the Premises per month in respect of the tenancy commencing from 28 September 2024 and expiting 14 September 2025. 2"' Year - SS8,025.21 per month calculated at the rate of S$17.76 per square metre of the Premises per month in respect of the tenancy commencing from 15 September 2025 and expirlng 14 September 2026. 3" Year - SS8,269.22 per month calculated at the rate of S$18.30 per square metre of the Premises per month in respect of the tenancy commencing from 15 September 2026 and expirlng 14 September 2027. Leases of the Premises known as 5A Toh Ouan Road East #01-02 and #06-03 Singapore 608830 Landlord ^\IY Tenant

39

4.	Service Charge	**Premises A and Premises B** **S$18,678.92** per month calculated at the rate of **S$3.77** per square metre per month or such other amount that shall be payable upon revision by the Landlord under Clause 5.2. **Premises C** **S$1,703.55** per month calculated at the rate of **S$3.77** per square metre per month or such other amount that shall be payable upon revision by the Landlord under Clause 5.2.
5.	Deposit comprises the following:	
	a) Rental Deposit	**S$477,284.96** being equivalent to the aggregate of **four (4)** months' Rent and Service Charge, based on Rent and Service Charge of 3rd Year.
	b) Utilities Deposit	**S$50,100.00**
6.	Term	**Premises A and Premises B** **Three (3)** years commencing from **15 September 2024** and expiring on **14 September 2027**. **Premises C** **Two (2)** years, **eleven (11)** months and **eighteen (18)** days commencing from **28 September 2024** and expiring on **14 September 2027**.
7.	Further Term	**Three (3)** years commencing from **15 September 2027** at revised terms to be mutually agreed by both parties in writing.
8.	Fitting-Out Period	**N.A.**
9.	Permitted Use	The Premises shall be used for **distribution centre for delivery of parcels to customers** only in connection with the Tenant's business in accordance with JTC guidelines.

Leases of the Premises known as 5A Toh Guan Road East
#01-02 and #06-03 Singapore 608830

Landlord	Tenant
[signature]	[signature]

10. Maximum Floor Loading 11. No. of Car Park Lots 12. 40 Level I st Storey (Warehouse) 2"' to 4th Storey (Warehouse) 5th Storey (Warehouse) 3M and 4M (Office) 6th Storey (Office) Rent-Free Period N. A. Premises A Floor Sold. 11m2 201d*11m2 251d*11m2 4 kN/in2 5 to 12.5 kN/in2 (i) (ii) (in) (iv) 15 September 2024 to 30 September 2024; I December 2024 to 31 December 2024; I April2025 to 30 Apr" 2025; and I April2026 to 30Apri12026. Premises B and Premises C (i) (ii) (iii) (iv) IOCtober 2024 to 160ctober 2024; I December 2024 to 31 December 2024; I Apr" 2025 to 30 April2025; and I April2026 to 30Apri12026. Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord ^::vv, ^' Tenant

Consents I Preparation of Plans 1.1 FITTmG-OUT PLANS 41 THE THIRD SCHEDULE No fitting-out work shall be carried out by the Tenant unless and until the Landlord and/or the Landlord's Consultants and the competent authorlties have granted their respective written consents to the Fitting-out Plans submitted by the Tenant. (a) The Tenant shall within two (2) weeks of execution of this Lease submit to the Landlord the Fitting-out Plans which shall have been prepared at the Tenant's own costs and expense by an architect and/or professional interior desigyier for the Landlord and/or the Landlord's Consultants' approval in writing. (b) The Fitting-out Plans shall be in confonnity with such written requirements of the Landlord as have been Inade known by the Landlord to the Tenant at the time of or subsequent to the execution of this Lease, including but not limited to the requirements set out in the Fitting-out Manual. Other than for the purpose stated in Clause 1.2 of this Schedule, the Fitting- Out Manual is for the Tenant's infonnation only and the contents thereof shall not be contractually binding on the parties hereto and no error or mis- statement therein shall vitiate this Lease or give rise to any claim by the Tenant against the Landlord and nothing contained in the Fitting-out Manual shall amount to a representation or warranty by the Landlord or override, modify or affect in any way the application or interpretation of the provisions which are contained in this Lease. The Fitting-out Plans shall comprise all plans and designs relating to the renovation and fitting-out of the Premises including but not limited to: particulars of the type, quality, materials and specifications of all (a) internal partitions to be used in the Premises; (b) all construction, furnishing, installation, improvements, equipment and fixtures within the Premises; and all works relating to the interior of the Premises such as interior desigyi and decorations, partitioning, fittings, flooring, carpeting, carpentry, lighting and Iiglit fixtures, plumbing, ceilings and other interior finishes. The Tenant shall at its own cost and expense submit throug}I the Landlord's Consultants all Fitting-out Plans and other documents (if any) which are required to be submitted to the Building and Construction Authority, Singapore and/or any other relevant authorities for their respective approvals. 1.2 Fitting-out Manual 1.3 Contents of Plans 1.4 Submissions (c) Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 1.5 Landlord ^:.^,,, Tenant

Landlord's expenses 1.6 Approvals All costs and expenses relating to the preparation submission and approval of the Fitting-out Plans and all of the Tenant's Fitting-out Work and all architects, engineers and other consultants' fees incurred in connection with the same including the Landlord's Consultants' fees shall be borne solely by the Tenant and shall be payable on demand. 42 2. 2.1 TENANT'S FITTING-OUT WORKS Conditions Precedent The Tenant's Fitting-out Works shall be carried out by the Tenant in accordance with the Fitting-out Plans approved by the Landlord and, where applicable, the Landlord's Consultants. The Tenant undertakes to obtain or procure all necessary governmental and statutory consents, pennissions and approvals in respect of the Tenant's Fitting-out Works ("the Fitting-out Consents") prior to the commencement of any such works and to comply with all statutes and with the ternis, conditions and requirenients of all Fitting-out Consents in the execution of any Fitting-out Works. 2.2 The Tenant shall prior to the commencement of the Tenant's Fitting-out Works: (a) effect and maintain policies of insurance in such fomi as the Landlord may specify with an insurance company approved by the Landlord to cover all risks and third party liability and'or such other risks as the Landlord may from time to time require and for such SUIn as may be specified by the Landlord in respect of any one occurrence covering the period between the date of coriumencement of the Fitting-out Period and the date of commencement of the Term and shall in all such policies name the Landlord and the Tenant's fitting-out contractor as the co-insured parties for their respective interests; establish an account with the Utilities Provider for the supply of electricity and/or water to the Premises to be separately metered for the account of the Tenant. Provided That the Landlord may in its absolute discretion pennit the Tenant to utilise during the Fitting-out Period electricity and'or water supplies from a source other than the Tenant's established account with the Utilities Provider as aforesaid, in which case the Tenant shall pay to the Landlord from time to time such additional sums as the Landlord may datennine as being the estimated fees for the use of such electricity and/or water. In this regard, the Landlord's datennination of the sum payable by the Tenant shall, in the absence of manifest error, be condusive and binding on the Tenant; (b) Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 (c) deposit with the Landlord, in cash the sum required in the Fitting- Out Manual as security for the due performance and observance by the Tenant of the terms and conditions hereof and for the Tenant's compliance with the following: Landlord V\N' Tenant

(i) 43 duly carrying out and completing the Tenant's Fitting-out Works within the Fitting-out Period; (ii) paying on written demand the costs of rectifying all damage to the Premises, adjoining premises and'or the Building caused by the Tenant, its employees, agents, contractors, sub- contractors or invitees; Refund of Fitting-out Deposit (iii) keeping the Premises and the Building clean and tidy and on completion of the Tenant's Fitting-out Works removing therefrom all waste and debris to such location outside the Property as designated by the relevant authorities; (iv) disposing of all waste and debris immediately after the Tenant's Fitting-out Works; 2.3 (v) paying to the Landlord the fees for use of the electricity and water as provided in Clause 2.2(b) of this Schedule. The Gasli deposit paid by the Tenant under Clause 2.2(c) of this Schedule will be refunded to the Tenant without interest within thirty (30) days from the date of completion of the Tenant's Fitting-out Works to the satisfaction of the Landlord and submission of the "as-built" drawings referred to in Clause 2.11 of this Schedule subject to any deductions which the Landlord may in its sole discretion make. If the cash deposit shall be insufficient to meet the Landlord's costs in the event of default by the Tenant in relation to any of the abovementioned events hereof, the Tenant shall on demand pay the Landlord the difference between such additional costs and the cash deposit paid by the Tenant. Design and Supervision of Mechanical and Electrical Works 2.4 Sanitary and Plumbing Works, etc. The Tenant shall appoint the Landlord's mechanical and electrical consultants and engineers for the design and supervision of all mechanical and electrical works being part of the Tenant's Fitting-out Works in respect of the Premises Provided Always that such consultants and engineers shall not in any way be deemed to be the agent or employee of the Landlord and the Landlord shall not in any way be liable nor responsible for any act, omission, default, misconduct or negligence of such consultants or engineers. 2.5 The Tenant's Fitting-out Works relating to sanitary and plumbing works, electrical works, air-conditioning and mechanical ventilation works and fire protection works shall only be carried out by the Landlord's contractors of the Landlord's Consultants but none of the under the supervision Landlord's contractors or Consultants (or any one or more of them) shall be deemed to be the agent or employee of the Landlord and the Landlord shall not in any way be liable nor responsible for any act, omission, default, misconduct or negligence of such contractors or Consultants. Provided Always that with the written approval of the Landlord, the Tenant can engage their contractor to carry out works other than the aforesaid works to Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord ^::^, vv Tenant

Costs Landlord's Access 2.6 be carried out solely by the Landlord's contractor which said other works shall also be subject to the supervision of the Landlord's Consultants. All costs incurred or to be incurred in respect of Clause 2 of this Schedule including but not limited to the costs chargeable by the Landlord's Consultants shall be borne solely by the Tenant. For the avoidance of doubts, it is hereby declared that the Landlord, its servants and agents may at all times during the Fitting-out Period enter the Premises for any of the following purposes: to ensure that works are carried out by the Tenant in accordance (a) with the approved Fitting-out Plans; and (b) for any other purpose which the Landlord shall deem fit. The Tenant shall, immediately upon receiving written notice from the Landlord that any of the Tenant's Fitting-out Works are not in accordance with the Fitting-out Plans approved by the Landlord, take all necessary steps to forthwith rectify the same at the Tenant's costs and expense. The Tenant, its contractors, agents and'or servants in carrying out the Tenant's Fitting-out Works shall co-ordinate their activities with and comply with the instructions of the Landlord and/or the Landlord's Consultants, contractors, agents, employees and/or servants and shall be bound by the tenns set by the Landlord and in particular shall observe the time schedule agreed to between the Landlord and the Tenant for the carrying out and completion of the Tenant's Fitting-out Works. The Tenant shall not, whether in the course of the Tenant's Fitting-out Works or as an ancillary thereto or at any time for any purpose whatsoever, execute or permit to be executed any works involving the hacking of the structural columns, beams, and/or floors of the Premises or the Building. The Tenant shall, upon completion of the Tenant's Fitting-out Works, submit to the Landlord "as- built" drawings and plans of the works carried out. 2.7 44 Non- compliance with plans Co- ordination 2.8 2.9 No hacking "As-built" drawings 2.10 2.11 3. USE AT TENANT'S RISK The Tenant shall use and occupy the Premises during the Fitting-out Period at the Tenant's sole risk and responsibility and shall indemnify and keep indemnified the Landlord fully from and against: failure to obtain any of the Fitting-out Consents; (a) (b) breach, non-observance or non-performance of any terms, conditions or requirements of statute or the Fitting-out Consents; Leases of the Premises known as 5A Toh Ouan Road East #01-02 and #06-03 Singapore 608830 Landlord Vvi, Tenant

(c) all claims demands actions suits proceedings orders damages costs losses and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with loss of life personal injury and/or damage to property arising from or out of any occurrences in upon or at the Premises or the use of the Premises or any part thereof caused by the Tenant or by any of the Tenant's Occupiers; and allloss and damage to the Premises and the Building or any part thereof and to all property therein caused directly or indirectly by the Tenai}t or the Tenant's Occupiers 45 (d) Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord \/^ Tenant

THE FOURTH SCHEDULE 46 I. The tenns of this Lease shall be amended as follows:- Clause 5.31 shall be deleted and replaced as follows: (a) effect and keep current a public liability insurance policy (which shall be taken out with an insurance company approved by the Landlord and shall be in the joint names of the Landlord and the Tenant) for a minimum sum of Singapore dollars one million (S$1,000,000.00) or such sum as may be specified by the Landlord from time to time in respect of any one occurrence without limit on the number of claims; and co) keep current an adequate insurance policy (which shall be taken out with an insurance company approved by the Landlord) on the internal partitions and all goods belongings to or held in trust by the Tenant in the Premises against loss or damage by fire flood water or by discharge from sprinkler system, and to promptly pay all premiums costs and disbursements in connection therewith and to produce to the Landlord within one (1) month from the commencement of Tenri the policies referred to above as well as the receipts evidencing payment of the premiums in respect thereof. Provided Always that nothing herein shall render the Landlord liable for the correctness or adequacy of any such policies or for ensuring that they comply with all relevant legislation pertaining to such insurance." 2. Clause 5.46 shall be deleted and replaced as follows: "(a) The Tenant shall at its own costs and expenses, carry out all necessary works throughout the Terni to maintain the loading/unloading bays and roller shutters (where applicable) in accordance with the Reinstatement Schedule (as set out in the Fifth Schedule) and the floor plan such that the loading/unloading bays and roller shutters (where applicable) are kept in tenantable working condition at all times, fair wear and tear excepted. The Tenant shall provide service reports of such maintenance on request by the Landlord at any time during the Terni. Upon expiry or sooner determination of the Term, the Tenant shall hand over the loading/unloading bays and roller shutters (where applicable) in tenantable working condition, fair wear and tear excepted to the Landlord accompanied by the service reports. Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord ^VY' Tenant

(b) In the event of any damage caused to any part of the loading/unloading bays and roller shutters (where applicable) due to the negligence, misconduct, fraud, default or any other act or omission of the Tenant and/or its officers, directors, employees, agents or representatives, the Tenant shall repair and make good such damage to the satisfaction of the Landlord. If the Landlord and the Tenant are not able to agree in good faith on the cause of such damage, the Landlord shall engage an expert to determine the cause of such damage and such determination shall be final and binding on both parties. The Tenant shall indemnity the Landlord in full against all damages, liabilities, costs and expenses which the Landlord may suffer as a result of any breach or non-performance of the Tenant's obligations under Clause 5.46(a) and/or Clause 5.46(b) above." 47 (c) 3. The following shall be inserted as Clause 9.32: "At all times the Tenant shall comply with all such requirements as may be imposed on the occupier and/or user of the Premises by any statute now or hereafter in force and any orders rules requirements regulations and notices thereunder, including but not limited to participating in the fomiation of CERT (Company Emergency Respond Team), appointment of fire wardens for tlie property etc." 4. The following shall be inserted as Clause 9.33 : "The Tenant shall be responsible for the maintenai\CG of the fire extinguisher, fire hose reels, exit lights, emergency lights in the Premises throughout the Tenri to satisfactory of the Landlord." 5. The following shall be inserted as Clause 9.34: "(a) The Tenant shall not load or permit or suffer to be loaded on or within the Premises an electrical loading equivalent to or exceeding the limits as defined below without the prior written consent of the Landlord. Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Existing Power Supply Premises A I x 800A I x 250A Premises B and Premises C I x 125A Landlord \<v^^ Tenant

48

The Tenant shall obtain from time to time at the request of the Landlord and/or whenever necessary at its own costs and expenses the requisite certificate from the Landlord's Consultants certifying that the Tenant has complied with its obligations under this Clause 9.34 and shall forthwith produce and deliver to the Landlord the said certificate for the Landlord's inspection."

(b) The Tenant shall at its own costs and expenses install distribution board and water and electrical meter and/or sub-meter ("**DB & Meter**") within the Premises and maintain the same (including the Landlord's equipment relating thereto) in good repair and condition at all times throughout the Term. At the expiry or the sooner determination of the Term, the Tenant shall at its own costs and expenses remove the DB & Meter relating thereto (excluding the Landlord's equipment), and make good any damage and/or defacement caused as a result of such removal. All costs and expenses incurred in relation to the DB & Meter shall be borne by the Tenant.

(c) The Tenant shall indemnify the Landlord in full against all losses, claims, liabilities, fines, costs or expenses whatsoever as may be suffered by the Landlord in connection with any failure or delay by the Tenant in complying with the provisions of this Clause 9.34."

6. The following shall be inserted as Clause 9.35:

"(a) The rental deposit of **S$151,460.04** currently held by the Landlord under the existing lease between the Tenant and CWT Pte. Limited dated 8 July 2022 in respect of the Premises, which was subsequently assigned to the Landlord by way of a deed of Assignment dated 1 August 2022 ("**Existing Lease**"), together with the top-up sum of **S$325,824.92** shall be transferred to and applied towards payment of the Rental Deposit upon commencement of this Lease, provided that should there be any deduction made therefrom pursuant to the Existing Lease, the Tenant shall top up the shortfall by way of a cheque delivered to the Landlord on the day of commencement of this Lease.

(b) The utilities deposit of **S$50,100.00** currently held by the Landlord under the Existing Lease shall be transferred to and applied towards payment of the Utilities Deposit upon commencement of this Lease, provided that should there be any deduction made therefrom pursuant to the Existing Lease, the Tenant shall top up the shortfall by way of a cheque delivered to the Landlord on the day of the commencement of this Lease.

(c) For avoidance of doubt, upon transfer and application of the sums as set out in Clauses 9.35(a) and 9.35(b) towards payment of the

Leases of the Premises known as 5A Toh Guan Road East
#01-02 and #06-03 Singapore 608830

Landlord	Tenant
[signature]	[signature]

7. Deposit for this Lease, the Landlord's obligations to refund the rental deposit and the utilities deposit under the Existing Lease shall be deemed to be satisfied and discharged completely 49 The following shall be inserted as Clause 9.36: "Data Collection (a) The Tenant shall use reasonable endeavors to provide the Landlord with infonnation relating to the energy efficiency and sustainability of the Building and Premises where applicable. The information to be provided under sub-clause (a) above includes all plans and documents, (excluding information that is confidential to the Tenant or camot be disclosed by law) that the Tenant has regarding: (i) Electricity, fuel and gas (which shows consumption data); (ii) Water consumption (which shows consumption data); (iii) Usage of refrigerant, if any; and (iv) Waste management, including recycling for the Building and Premises (which shows consumption data). (b) (c) ,, The Landlord shall use reasonable endeavors to keep all information provided hereunder secure and confidential, except to the extent necessary; (i) To comply with law; (ii) To perfonn its role and obligations under this Lease; (in) As required for any dispute process in relation to this Lease; (iv) To fulfil its ongoing corporate or sustainability reporting obligations responsibilities; (v) For Inarketing purposes and without the Tenant's consent, provided tliat presented is anonymized, generalized or does not explicitly refer to the T( organization; and (vi) For such other purposes as the Tenant may pennit or consent (such co unreasonably withheld). The Tenant shall submit to the Landlord the required information on a half yearly basis or upon request from time to time by the Landlord." (d) 8. Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 The following shall be inserted as Clause 9.37: "Environmental Sustainabilit (a) The Tenant agrees and acknowledges that the Landlord shall be entitled to operate, manage and maintain the Building so as to maintain I achieve the relevant BCA Green Mark (if applicable). Landlord ^vY' Tenant

(b) 50 Without prejudice to the generality of the other tenns in the Lease, the Tenant shall: (i) comply with all the provisions of this Lease, the guidelines and prescriptions in the Fitting Out Manual, Green Building Guide (annexed hereto as the Sixth Schedule) and any other document issued by the Landlord from time to time, on environmental sustainability in carrying out fitting-out works, addition and alteration works, renovation or reinstatement works in the Premises and in connection with its occupation of the Premises pursuant to this Lease (including, but not limited to, co-operating with the Landlord and the relevant authorities if and when requested to review its energy consumption in connection with its operations at the Premises); co-operate, support and participate in the Landlord's green environmental friendly programs for the Building C'Green Prograins") which the Landlord implements from time to time, including all proposals and/or advice by the Landlord regarding any initiatives and/or matter relating to the Green Programs. (ii) (c) The Landlord shall not be responsible for or liable to the Tenant for any inconvenience, loss, damage, compensation costs or expense whatsoever and bowsoever arising from the Tenant's obligations or compliance with the provisions of this Lease, the Green Building Guide or the Fitting Out Manual in connection with environmental sustainability or participation and compliance witli the Green Programs." Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord ^;.\Iw Tenant

51

THE FIFTH SCHEDULE

Reinstatement Schedule

The term bare condition shall mean the specifications as follows:-

Walls	:	2 coats of emulsion paint on plastered or bare surface All internal partitions erected by the Tenant are to be removed and reinstated as per as-built drawings.
Flooring	:	Cement Screed or Bare surface Landlord may at its sole discretion retain any added floor finishes vis carpet, floor tiles etc.
Ceiling	:	Warehouse Space – Cement plaster or bare surface Office Space – False ceiling panel of required size in accordance with as-built drawings
Air-conditioning (If Applicable)	:	As per as-built drawings (unless otherwise approved by the Landlord)
Lighting	:	As per as-built drawings (unless otherwise approved by the Landlord)
Sprinkler	:	As per as-built drawings
Fire Extinguisher	:	As per as-built drawings (unless otherwise approved by the Landlord)
Electrical	:	As per as-built drawings <u>#01-02</u> 1 x 800A 1 x 250A <u>#06-03</u> 1 x 125A
Mechanical Fan	:	As per as-built drawings (unless otherwise approved by the Landlord)
Doors & Ironmongery	:	As per as-built drawings (unless otherwise approved by the Landlord)
No. of Dock Levellers	:	5
No. of Roller Shutters	:	3

Leases of the Premises known as 5A Toh Guan Road East
#01-02 and #06-03 Singapore 608830

Landlord	Tenant
[signature]	[signature]

Notes : I. All reinstatement works should include replacement/rectification of damaged/defective materials/items including (but not limited to) ceiling boards and lightings located within the Premises. 2. Landlord shall be entitled at its absolute discretion to accept and take over any portion of any fixtures, fitting, additions, improvements instaUed by tenant in the premises o11 an "as is where is" condition. 3. Premises shall be returned in a clean and tenantable condition and the floors, ceilings and window louvers to be free of cob-webs, stains and dust. 52 Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord ^\Iw Tenant

53

THE SIXTH SCHEDULE

Green Building Guide

Green Lease compliance is required to ensure consistency in Building's design intent. Financial savings as well as intangible benefits such as improving corporate image and promoting good indoor environment are various benefits from keeping to the requirements. As we have obtained or in the process of obtaining **BCA Green Mark Gold Plus / Green Mark Platinum / Green Mark Super Low Energy ('SLE') certification** for the building and we may apply for higher Green Mark rating in future, you are required to adhere to the following Landlord's requirements during the Term of your Lease:

Lighting System

1. Not to use halogen light fittings in the Building.

2. Lights shall be energy efficient and environmentally sustainable, for example LEDs. Electronic ballast must be installed if fluorescent light fittings are used. Lighting Power Density (LPD) may vary according to the table below for compliance as per GM2021 Energy Efficiency ('EE') Requirement.

Type of usage	For Compliance Maximum Lighting Power Density (LPD) (W/m^2) as per GM 2021 Energy Efficiency Requirement		
	GoldPLUS EE >50%	Platinum EE ≥55%	SLE EE ≥60%
Offices, meeting rooms, copy/print rooms	6	5.5	5
Warehouses and any other areas	6	5	4

3. Before installation, submission of the lighting technical specifications, lighting schedules (showing the quantity, types of lightings and location), lighting layout plans, and the lighting power budget to the Landlord is required for approval.

Sensors, Zoning and Sub-Meters

4. Lightings control to include occupancy sensors and photocell sensors with local overrides. Enclosed space shall have dedicated light switches with auto switch off when not in use, and with auto timer to manage after working hours lighting operations.

5. Proper zoning with switch control to switch on and off the zone within the Premises.

6. Separate electrical sub-meters for server rooms, data centres and major energy consumption areas are required to be installed to monitor energy consumption. Tenant shall submit the electricity consumption data to Landlord in monthly basis, i.e. 1st week of the month.

Leases of the Premises known as 5A Toh Guan Road East
#01-02 and #06-03 Singapore 608830

Landlord	Tenant

Air Conditionin S stem 7. All air-conditioning systems installed must be designed to allow for cooling load variations due to fluctuations in ambient temperature to ensure consistent indoor conditions for thermal comfort. As required by SS 554:2016, the indoor temperature shall be between 23'C to 25'C with a relative humidity of less than 65 percent 8. ACMV specifications would vary according to the table below for compliance, as stipulated in GM202i Energy Efficiency requirements for Light Industrial buildings Parameter 54 ACMV Energy Label ticks (Unitary) ACMV TSE 9. Before installation, submission of the ACMV technical specifications and ACMV layout plans to the Landlord is required for approval 10. Dedicated power meter shall be provided at electrical DB within tenanted unit for all AC system. Electricity consumption data shall be provided to Landlord upon request for GM verification purpose GoldPlus EE>50% Three Phase - 3 Ticks Single Phase - 4 Ticks Mechanical Ventilation MV 0.8 11. Mechanical ventilation specifications would vary according to the table below for compliance, as stipulated in GM2021 Energy Efficiency requirements for Light Industrial buildings Platinum EE^55% Fan System 0.75 Nameplate motor power ^ 4kW Three Phase - 4 Ticks Single Phase - 5 Ticks SLE EE ^60% Nameplate motor power < 4kW 0.7 GoldPlus EE>50% 12. Before installation, submission of the MV technical specifications and MV layout plans to the Landlord is required for approval Efficiency (W/CMH) 0.32 Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Platinum EE^55% 0.28 0.17 SLE EE 260% 0.25 Landlord Tenant

Permanent Instrumentation for Measurement and Verification If A 11cable 13. VRF System a. The installed instrumentation must have the capability to calculate the resultant system efficiency within 10% uncertainty. Each measurement system shall include sensors, any signal conditioning, data acquisition system and the wiring connecting these components b. The measurement systems provided shall also comply with the following requirement . Data logging with the capability to trend at 5-minute sampling time interval, recorded to at least one decimal place . Building management system (BMS), standalone energy monitoring system (EMS) shall have the capability to compute and display the overall system energy efficiency to facilitate data extraction for verification purpose . Dedicated power meters (of IEC Class I or better) and metering current transformers (of Class i or better) where applicable, are to be provided for all condensing units of the VRF system and air-distribution sub-systems (i. e AHUs, PAHUs, FCUs) . VRF Suppliers' in-house monitoring system is acceptable if it is capable of monitoring the system efficiency within 10% uncertainty 55 ID^ 14.0nly water fittings that are certified under Public Utilities Board Water Efficiency Labelling Scheme ("PUB WELS") with at least 3-ticks are allowed within the Premises Environmental Pro rammes 15.1mplementing of sustainability policies such as recycling programs, providing recycling bins for collecting and storing different recyclable waste, tracking the amount of waste recycled, energy savings and water savings programs to conserve energy and water are highly encouraged 16. Reporting and monitoring of consumptions with targets set for continuous improvements or reduction year-on-year such as water and energy consumption, waste management and paper usage are highly encouraged Others 17. Tenants are to submit as-built drawings and technical specifications to the Landlord within I- month after the Tenant's completion of Fitting Out Works 18. Fill in the form set out in the Fitting Out Manual 19. Tenant shall be up to date on the requirements of the Fitting Out Manual and Green Building Guide , which may be amended from time to time as required by the relevant regulatory bodies/ authorities A copy of the latest Fitting Out Manual may be obtained from the management office of the Building Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 608830 Landlord \i'V^' Tenant

56

Fitting Out and Alterations Guidelines

Renovation & Construction

1. Tenant shall use only paints with low volatile organic compound ("VOC") and adhesives with low emission formaldehyde certified under the Singapore Green Labelling Scheme or Singapore Green Building Council or equivalent.

2. To recognise and encourage an integrated design process such that the renovated office space is a resource efficient, environmentally sustainable with a healthy environment for the occupants.

3. Use only re-usable and modular internal partitions.

4. Tenant and its appointed contractors shall use its best endeavours to recycle or reuse any waste from the demolition of the fittings.

5. All hoardings used must be recycled.

6. Tenant shall use furnishings, furniture and carpets certified under the Singapore Green Labelling Scheme or Singapore Green Building Council or equivalent.

7. Tenant is encouraged to use blinds and shades to reduce radiation and heat to maintain room temperature between 24°C and 25°C and efficient use of air-conditioning system within the Building.

Maintenance & Operations

8. To use environmentally friendly products that are certified by recognised Green Certification bodies such as Singapore Green Labelling Scheme or Singapore Green Building Council or equivalent, for cleaning products, stationery, trash bags and renovation materials etc.

9. Use of energy efficient labelled equipment (under Energy Star, Singapore Energy Labelling Scheme or equivalent) such as (but not limited to):
    - Laptops, monitors, and computers
    - Television
    - Multi-function devices (photocopier, printer, fax machine)
    - Kitchen appliances (chiller, refrigerator, microwave etc.)

Leases of the Premises known as 5A Toh Guan Road East
#01-02 and #06-03 Singapore 608830

Landlord	Tenant
[signature]	[signature]

As WITNESS the hands of the parties hereto the day and year first abovewritten. SIGNED by for and on behalf of HSBC institutional Trust Services (Singapore) Limited as trustee of Mapletree Logistics Trust by its Attorney, Mapletree Logistics Trust Management Ltd. acting under a Power of Attorney dated 10 July 2013 (a copy of which was deposited in the Registry of the High Court of Singapore on 11 July 2013 and registered as No. PA4452/2013) in the presence of: 57 SIGNED by tFull name, NRIC No., DesignationI for and on behalf of the Tenant [Company Stamp] Chua Hwee Ling Asset Management in the presence of IFull name, NRIC No., Designationl j^ ^,\\ , Sam Ng Asset Managerneat, Logistics ) "A Signing Instructions : Company representative to sign next to "A", company stamp to be affixed next to "B", witness to sign next to "C" ' 'Thorn tt} ko^ ; $401t 6 t^ 6 17' ) "B" ?lieCfOF Leases of the Premises known as 5A Toh Guan Road East #01-02 and #06-03 Singapore 6191/5 ) , ' c , \O G1., + 4 <in it. O"' 21. r\ St, 4. ^I. ^I, I o.6^"^^ !>*, ^ ,v^@^

DATED THIS 13. tv^ HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED (as trustee of unPLETREE LOGISTICS TRUST) coNIQl. IE ENTITY No. 194900022R) (the "Landlord") DAY OF J o1 v\ c Between 20 ^',^ TRACX LOCIS PTE. LTD. (f. k. a. QXFRESS PTE. LTD. ) coNIQl. IE ENTITY No. 20/104738z) (the "Tenant") And LEASE